As filed with the Securities and Exchange Commission on August 20, 2010 Registration No. 333-167877

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CCH II, LLC
and
CCH II Capital Corp.
(Exact name of registrants as specified in their charters)

Charter Communications, Inc.
(Exact name of registrant guarantor as specified in its charter)

Delaware Delaware Delaware	4841 4841 4841	03-0511293 13-4257703 43-1857213
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(314) 965-0555
(Address, including zip code, and telephone number, including area code, of registrants’ and registrant guarantor’s principal executive offices)

Gregory L. Doody
Executive Vice President and General Counsel
12405 Powerscourt Drive
St. Louis, Missouri 63131
(314) 965-0555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christian O. Nagler
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4611
(212) 446-4800

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
13.50% Senior Notes Due 2016	$539,388,724	100%	$539,388,724	$38,458(2)
Guarantees of 13.50% Senior Notes Due 2016 (3)	(4)	(4)	(4)	(4)

(1)	The amount of the registration fee paid herewith was calculated, pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes $18,653 previously paid.
(3)	The 13.50% Senior Notes due 2016 are unconditionally guaranteed by Charter Communications, Inc.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS
CCH II, LLC
CCH II Capital Corp.
$539,388,724 13.50% Senior Notes due 2016

This prospectus relates to $539,388,724 aggregate principal amount of 13.50% Senior Notes due 2016, or the Notes, of CCH II, LLC and CCH II Capital Corp, or the Issuers. The Notes offered by this prospectus are to be sold for the account of the holders.  The Notes include certain notes issued in exchange for the 13.50% Senior Notes due 2016 originally issued on November 30, 2009 to certain initial purchasers in a transaction that was exempt from the registration requirements of the Securities Act, and a certain other note issued to Mr. Paul Allen on November 30, 2009, the date on which we emerged from bankruptcy protection.

The Notes bear interest at a rate equal to 13.50% per annum.  Interest on the Notes is paid semi-annually in arrears on each February 15 and August 15. The Notes will mature on November 30, 2016.

We may redeem any of the Notes beginning on November 30, 2012 at the redemption prices specified in this prospectus. We may also redeem any of the Notes at any time prior to November 30, 2012 at a redemption price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium.

The Notes are unsecured and rank equally with any unsecured senior indebtedness we incur.  The Notes are guaranteed by Charter Communications, Inc., the indirect parent of the Issuers.  The Notes and the related guarantee are effectively subordinated in right of payment to the Issuers’ and the guarantor’s secured obligations to the extent of the value of the assets securing such indebtedness.  The Notes will not be guaranteed by any of the Issuers’ subsidiaries and will therefore be structurally subordinated to all obligations and liabilities of such subsidiaries.

See “Risk Factors” beginning on page 9 of this prospectus for a discussion of certain risks that you should consider prior to investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated August 20, 2010.

TABLE OF CONTENTS

                                                                               Page

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	i
INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION	ii
SUMMARY	1
RISK FACTORS	9
USE OF PROCEEDS	11
MANAGEMENT	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
SELLING SECURITY HOLDERS	20
DESCRIPTION OF NOTES	22
BOOK-ENTRY SETTLEMENT AND CLEARANCE	58
IMPORTANT UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	61
PLAN OF DISTRIBUTION	66
LEGAL MATTERS	68
EXPERTS	69

______________________________

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, regarding, among other things, our plans, strategies and prospects, both business and financial, including, without limitation, the forward-looking statements set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.  Many of the forward-looking statements contained in this prospectus may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning” and “potential,” among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus and in other reports or documents that we file from time to time with the Securities and Exchange Commission, which we refer to as the SEC, and include, but are not limited to:

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services to residential and commercial customers, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the difficult economic conditions in the United States;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high employment levels and the significant downturn in the housing sector and overall economy;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

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•	our ability to adequately deliver customer service;

•	the effects of governmental regulation on our business;

•
the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) cash flows from operating activities, (iii) access to the capital or credit markets including through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets, or (iv) other sources and our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt; and

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this prospectus.

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

Charter Communications, Inc., our indirect parent company, files annual, quarterly, special reports and other information with the SEC. We are incorporating by reference certain information of Charter Communications, Inc. filed with the SEC, which means that we disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents listed below.

•	Charter Communications, Inc. Annual Report on Form 10-K for the year ended December 31, 2009;

•	Charter Communications, Inc. Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010 and June 30, 2010; and

•
Charter Communications, Inc. Current Reports on Form 8-K filed with the SEC on January 4, 2010, January 22, 2010, February 12, 2010, March 10, 2010, March 18, 2010, April 6, 2010, April 13, 2010, April 16, 2010, May 4, 2010, May 11, 2010, June 22, 2010, August 2, 2010, August 6, 2010 and August 20, 2010.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  The information in the above filings speaks only as of the respective dates thereof, or, where applicable, the dates identified therein.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website (www.charter.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, Missouri 63131
Attention: Investor Relations
Telephone: (314) 965-0555

ii

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

In reliance on Rule 12h-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), neither of the issuers intends to file annual reports, quarterly reports, current reports or transition reports with the SEC. For so long as the issuers rely on Rule 12h-5, certain financial information pertaining to the issuers will be included in the financial statements of Charter Communications, Inc. filed with the SEC pursuant to the Exchange Act.

CHARTER COMMUNICATIONS, INC. HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND THE MAILING OF THIS PROSPECTUS SHALL NOT CREATE AN IMPLICATION TO THE CONTRARY.

iii

SUMMARY

This summary highlights information appearing elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this summary together with the entire prospectus, including the information presented under the section entitled “Risk Factors” and the information that is incorporated into this prospectus by reference to Charter Communication Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and Quarterly Reports on Form 10-Q for quarters ended March 31, 2010 and June 30, 2010.

CCH II, LLC (“CCH II”) is a direct subsidiary of CCH I, LLC, which is an indirect subsidiary of Charter Communications, Inc. (“Charter”). CCH II is a holding company with no operations of its own. CCH II Capital Corp. (“CCH II Capital”) is a direct wholly owned finance subsidiary of CCH II that exists solely for the purpose of serving as co-obligor of the Notes. CCH II Capital is a company with no operations of its own and no subsidiaries.  Neither CCH II nor CCH II Capital has any employees.  CCH II and its direct and indirect subsidiaries, as well as CCH II Capital, are managed by Charter.  For a chart showing our ownership structure, see page 4.

Unless otherwise stated, the discussion in this prospectus of our business and operations includes the business of CCH II and its direct and indirect subsidiaries. Unless otherwise noted, all business data included in this summary is as of June 30, 2010.

CCH II and CCH II Capital are sometimes referred to in this prospectus collectively as the “Issuers” and individually as an “Issuer.”  The terms “we,” “us” and “our” refer to Charter and its direct and indirect subsidiaries on a consolidated basis.

Our Business

We are among the largest providers of cable services in the United States, offering a variety of entertainment, information and communications solutions to residential and commercial customers. Our infrastructure consists of a hybrid of fiber and coaxial cable plant passing approximately 12.0 million homes, with 96% of homes passed at 550 MHZ or greater and 96% of plant miles two-way active.  A national Internet Protocol (IP) infrastructure interconnects all Charter markets.

For the six months ended June 30, 2010, we generated approximately $3.5 billion in revenue, of which approximately 53% was generated from our residential video service. We also generate revenue from high-speed Internet, telephone service and advertising with residential and commercial high-speed Internet and telephone service contributing the majority of the recent growth in our revenue.

As of June 30, 2010, we served approximately 5.3 million customers. We sell our video, high-speed Internet and telephone services primarily on a subscription basis, often in a bundle of two or more services, providing savings and convenience to our customers.  Bundled services are available to approximately 96% of our homes passed, and approximately 59% of our customers subscribe to a bundle of services.

We served approximately 4.7 million video customers as of June 30, 2010, of which approximately 71% subscribed to digital video service.  Digital video enables our customers to access advanced services such as high definition television, OnDemand video programming, an interactive program guide and digital video recorder, or DVR service.

We also served approximately 3.2 million high-speed Internet customers as of June 30, 2010.  Our high-speed Internet service is available in a variety of download speeds up to 60 Mbps.  We also offer home networking service, or Wi-Fi, enabling our customers to connect up to five computers wirelessly in the home.

We provided telephone service to approximately 1.7 million customers as of June 30, 2010. Our telephone services typically include unlimited local and long distance calling to the U.S., Canada and Puerto Rico, plus more than 10 features, including voicemail, call waiting and caller ID.

Through Charter Business®, we provide scalable, tailored broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, fiber connectivity to cellular towers, video and music entertainment services and business telephone.  As of June 30, 2010, we served approximately 244,200 business customers, including small- and medium-sized commercial customers.  Our advertising sales division, Charter Media®, provides local, regional and national businesses with the opportunity to advertise in individual markets on cable television networks.

We have a history of net losses.  Our net losses are principally attributable to insufficient revenue to cover the combination of operating expenses, interest expenses that we incur because of our debt and depreciation expenses resulting from the capital investments we have made and continue to make in our cable properties and, in 2010, amortization expenses resulting from the application of fresh start accounting.

On March 27, 2009, we filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), to reorganize under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Chapter 11 cases were jointly administered under the caption In re Charter Communications, Inc., et al., Case No. 09-11435. We continued to operate our businesses and owned and managed our properties as a debtor-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code until we emerged from protection under Chapter 11 of the Bankruptcy Code on November 30, 2009.

On May 7, 2009, we filed a Joint Plan of Reorganization (the “Plan”), and a related disclosure statement (the “Disclosure Statement”), with the Bankruptcy Court. The Plan was confirmed by the Bankruptcy Court on November 17, 2009 (the “Confirmation Order”), and became effective on November 30, 2009 (the “Effective Date”).

Recent Developments

On February 28, 2010, Charter’s former President and Chief Executive Officer, Neil Smit, resigned and our Chief Operating Officer, Michael J. Lovett, assumed the additional title of Interim President and Chief Executive Officer. On April 12, 2010, Charter announced the appointment of Mr. Lovett as our President and Chief Executive Officer and his election as a member of the Board of Directors of Charter (the “Board”), effective immediately.  Charter also announced that Eloise Schmitz, our Executive Vice President and Chief Financial Officer, would be leaving Charter effective July 31, 2010. As of May 3, 2010, we appointed Marwan Fawaz, previously our Executive Vice President and Chief Technology Officer, to the office of Executive Vice President-Operations and Chief Technology Officer. On July 28, 2010, Charter announced the appointment of Mr. Kevin Howard, Senior Vice President – Finance, Controller and Chief Accounting Officer, as Interim Chief Financial Officer, effective August 1, 2010.  Charter is undergoing a search for a Chief Financial Officer, but no assurance can be given as to the timing or the results of such search.

On July 27, 2010, the Board elected Craig A. Jacobson as a member of the Board, as well as the Board’s Audit Committee. This election filled the remaining vacancy on the Board and brought the total number of directors to eleven.

On March 31, 2010, Charter Communications Operating, LLC (“Charter Operating”) and its affiliates closed a transaction to amend and restate its senior secured credit facilities to, among other things, allow for the creation of a new revolving facility of $1.3 billion, the extension of maturities of a portion of the facilities and the amendment and restatement of certain other terms and conditions. Upon the closing, each of Bank of America, N.A. and JPMorgan Chase Bank, N.A., as agent and retiring agent, respectively, for itself and on behalf of the lenders under the Charter Operating senior secured credit facilities, agreed to dismiss with prejudice the pending appeal of our Confirmation Order pending before the Bankruptcy Court and to waive any objections to our Confirmation Order issued by the Bankruptcy Court. The dismissal was entered by the Bankruptcy Court on April 1, 2010.

On April 28, 2010, CCO Holdings, LLC (“CCO Holdings”) sold an aggregate of $1.6 billion principal amount in two tranches of 7.875% senior notes due 2018 and 8.125% senior notes due 2020. The net proceeds of this issuance were used to finance the tender offers for $741 million of CCO Holdings’ outstanding 8.750% senior notes due 2013 (the “2013 Notes”) and $677 million of Charter Operating's outstanding 8.375% senior second lien notes due 2014 (the “2014 Notes”).  On May 28, 2010, Charter redeemed the remaining balance of the 2013 Notes and 2014 Notes that were not tendered.

Our Corporate Information

Our principal executive offices are located at Charter Plaza, 12405 Powerscourt Drive, St. Louis, Missouri 63131. Our telephone number is (314) 965-0555 and Charter has a website accessible at www.charter.com. The information posted or linked on this website is not part of this prospectus and you should rely solely on the information contained in this prospectus and the related documents to which we refer herein when deciding whether or not to invest in the notes.

Legal Entity Structure

The chart below sets forth our entity structure and that of our direct and indirect parent companies and subsidiaries.  This chart does not include all of our affiliates and subsidiaries and, in some cases, we have combined separate entities for presentation purposes.  The equity ownership and voting percentages shown below are approximations as of June 30, 2010, and do not give effect to any exercise of then outstanding warrants.  Indebtedness amounts shown below are principal amounts as of June 30, 2010.

Common stock and warrants
Paul G. Allen
Beneficially owns 39.92% voting interest
Charter Communications, Inc. (the guarantor of the Notes offered hereby)
CCI Exchange I, Inc.
Charter Investment, Inc.
0.81% common equity interest
0.19% common equity interest
Charter Communications Holding Company, LLC
CCHC, LLC
Charter Communications Holdings, LLC
CCH I Holdings, LLC
CCH I, LLC
CCH II, LLC(1) / CCH II Capital Corp. ("CCH II") (co-issuers of approximately $1.8 billion senior notes, Including the Notes offered hereby)
CCO Holdings, LLC(2) / CCO Holdings Capital Corp. ("CCO Holdings") (obligor under $350 million credit facility - $350 million outstanding) (co-issuers of $1.6 billion senior notes)
Charter Communications Operating, LLC(3) / Charter Communications Operating Capital Corp. ("Charter Operating") (obligor under $8.3 billion credit facilities – $7.4 billion outstanding) (co-issuer of approximately $1.6 billion senior second-lien notes)
Charter Operating Subsidiaries
CCO NR Holdings, LLC
100% common equity
CC V Holdings, LLC
Charter Operating Subsidiaries
100% Class B units
70% Preferred Equity in CC VIII, LLC
CC VIII, LLC ("CC VIII")
30% Preferred Equity in CC VIII, LLC
CC VIII Operating Subsidiaries

_________________
(1) CCH II:
13.500% senior notes due 2016 (approximately $1.8 billion principal amount outstanding)

Guarantee:  All notes are guaranteed on a senior unsecured basis by Charter.
Security Interest:  None.

(2) CCO Holdings:
7.875% senior notes due 2018 ($900 million principal amount outstanding)
8.125% senior notes due 2020 ($700 million principal amount outstanding)
CCO Holdings credit facility ($350 million principal amount outstanding)

Guarantee:  The senior notes and the credit facility are guaranteed on a senior unsecured basis by Charter.
Security Interest: The obligations of CCO Holdings under the credit facility are secured by a lien on CCO Holdings’ equity interest in Charter Operating and all proceeds of such equity interest, junior to the liens of the holders of the senior second-lien notes listed under item (3) below.

(3) Charter Operating:
8.000% senior second-lien notes due April 30, 2012 ($1.1 billion principal amount outstanding)
10.875% senior second-lien notes due September 15, 2014 ($546 million principal amount outstanding)
Charter Operating credit facility (approximately $7.4 billion principal amount outstanding)

Guarantee:  All Charter Operating senior second-lien notes are guaranteed by CCO Holdings and those subsidiaries of Charter Operating that are guarantors of, or otherwise obligors with respect to, indebtedness under the Charter Operating credit facilities.  The Charter Operating credit facility is guaranteed by CCO Holdings and certain subsidiaries of Charter Operating.

Security Interest:  The Charter Operating senior second-lien notes and related guarantees are secured by a second-priority lien on substantially all of Charter Operating’s and certain of its subsidiaries’ assets that secure the obligations of Charter Operating or any subsidiary of Charter Operating with respect to the Charter Operating credit facilities.  The Charter Operating credit facilities are secured by a first-priority lien on substantially all of the assets of Charter Operating and its subsidiaries and a pledge by CCO Holdings of its equity interests in Charter Operating.

Summary of the Terms of the Notes

The The summary below, which is not intended to be complete, describes the principal terms of the Notes. Certain of the terms and conditions summarized below are subject to important limitations and exceptions. The “Description of Notes” sections of this prospectus contain more detailed descriptions of the terms and conditions of the Notes.

Issuers	CCH II and CCH II Capital.
Notes Offered	$539,388,724 million aggregate principal amount of 13.50% Senior Notes due 2016.
Maturity	November 30, 2016.
Interest Payment Dates	February 15 and August 15 of each year, beginning on February 15, 2010.
Ranking	The Notes are:
● the general unsecured obligations of the Issuers;
● effectively subordinated in right of payment to any secured indebtedness of the Issuers, to the extent of the value of the assets securing such indebtedness;
● equal in right of payment to the Issuer’s existing senior notes and any future unsubordinated, unsecured indebtedness of the Issuers;
● senior in right of payment to any future subordinated indebtedness of the Issuers;

●  structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Issuers’ subsidiaries, including indebtedness under the credit facilities and senior notes of the Issuers’ subsidiaries; and

●  guaranteed on a senior unsecured basis by Charter, which guarantee is structurally junior to all debt and liabilities of all of Charter’s subsidiaries.

As of June 30, 2010, the total principal amount of debt and intercompany loans of CCH II and its subsidiaries totaled approximately $12.8 billion, and the Notes are structurally subordinated to approximately $11.3 billion of such debt.  As of June 30, 2010, subsidiaries of CCH II had approximately an additional $800 million available for future borrowings under senior secured credit facilities, which is structurally senior in right of payment to the Notes.

Guarantee	Charter has unconditionally guaranteed the Notes on a senior unsecured basis. If the Issuers cannot make payments on the Notes, Charter must make them.
Optional Redemption
The  Notes may be redeemed in whole or in part at our option at any time on or after November 30, 2012 at the redemption prices specified in this prospectus under “Description of the Notes — Optional Redemption.”

At any time prior to November 30, 2012, we may, on one or more occasions, redeem up to 35% of the Notes on a pro rata basis (or as nearly to pro rata as practicable), at a redemption price of 113.50% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings; provided that (1) at least 65% of the original notes (including the Notes and the principal amount of any additional notes issued under the related indenture) remain outstanding immediately after the occurrence of such redemption (excluding any original notes or additional notes held by the Issuers and their subsidiaries), and (2) the redemption must occur within 60 days of the date of the closing of such equity offering.

At any time prior to November 30, 2012, the Notes may be redeemed, in whole or in part, at our option upon no less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Notes redeemed plus accrued and unpaid interest to the applicable redemption date and a make-whole premium.  See “Description of the Notes – Optional Redemption.”

Restrictive Covenants	The indenture governing the Notes, among other things, restricts our ability and the ability of certain of our subsidiaries to:

●  incur additional debt;

●  repurchase or redeem equity interests and debt;

●  issue equity;

●  make certain investments or acquisitions;

●  pay dividends or make other distributions;

●  dispose of assets or merge;

●  enter into related party transactions; and

●  grant liens and pledge assets.

These covenants are subject to important exceptions and qualifications as described under “Description of the Notes — Certain Covenants,” including provisions allowing us, as long as our leverage ratio is below 5.75 to 1.0, to incur additional indebtedness.

Change of Control
Following a Change of Control, as defined in “Description of the Notes — Certain Definitions,” we will be required to offer to purchase all of the Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase thereof.

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the Notes, see “Description of Notes — Events of Default and Remedies.”
Absence of Established Markets for the Notes
The Notes are new issues of securities, and currently there are no markets for them. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for any quotation system to quote them. Accordingly, we cannot assure you that liquid markets will develop for the Notes.

United States Federal Income Tax Considerations	For a discussion of the U.S. federal income tax consequences of holding the Notes, see “Important United States Federal Income Tax Considerations.”
7

Use of Proceeds	We will not receive any cash proceeds from the sale of the notes. See “Use of Proceeds.”

You should carefully consider all of the information in this prospectus. In particular, you should evaluate the information beginning on page 9 under “Risk Factors” for a discussion of risks associated with an investment in the Notes.

For more complete information about the notes, see the “Description of the Notes” section of this prospectus.

RISK FACTORS

You should carefully consider the risk factors set forth below and the risk factors incorporated herein by reference to Charter’s Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, as well as the other information contained in this prospectus before deciding whether to invest in the Notes. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. However, the selected risks described below and the risks that are incorporated herein by reference to Charter’s Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, we may not be able to make payments of principal and interest on the Notes, and you may lose all or part of your original investment.

Risks Related to the Notes

The Issuers and Charter are holding companies and will depend on subsidiaries to satisfy their obligations under the Notes and the guarantee, respectively.

As holding companies, the Issuers and Charter conduct substantially all of their operations through their indirect subsidiaries, which own substantially all of our consolidated assets. Consequently, the principal source of cash to pay the obligations of the Issuers under the Notes and obligations of Charter under the guarantee is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable the Issuers and/or Charter to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable state laws, regulatory limitations and terms of our debt instruments may limit the ability of the Issuers and/or Charter to obtain cash from our subsidiaries. While the indentures governing certain of our existing notes and the Notes limit the ability of our subsidiaries to restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event the Issuers and/or Charter do not receive distributions from our subsidiaries, the Issuers may be unable to make required payments on their indebtedness and Charter may be unable to make any payments under its guarantee. The Issuers are finance companies with no independent operations.

The Notes are not guaranteed by any of CCH II’s subsidiaries and are structurally subordinated to the indebtedness and other liabilities of these subsidiaries.

The Issuers and Charter, as guarantor, are the sole obligors under the Notes. Our subsidiaries do not guarantee the Notes and our subsidiaries (other than the Issuers) have no legal obligation to make payments on the Notes or make funds available for those payments, whether by dividends, loans or other payments. The Notes, therefore, are structurally subordinated to the indebtedness and other liabilities of our subsidiaries (other than the Issuers). Accordingly, there may only be a limited amount of assets available to satisfy your claims as a holder of the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding with respect to us or any of our subsidiaries, the assets of our subsidiaries will be available to the Issuers and Charter to satisfy the obligations under the Notes only after all outstanding liabilities of those subsidiaries have been paid in full. As of June 30, 2010, CCH II’s subsidiaries had approximately $11.3 billion of total principal amount of debt and intercompany loans. The terms of our debt instruments permit these subsidiaries to incur additional indebtedness.

Changes in our credit rating could adversely affect the market price or liquidity of the Notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the Notes. A negative change in our ratings could have an adverse effect on the price of the Notes.

There is currently no public market for the Notes, and an active trading market may not develop for the Notes. The failure of a market to develop for the Notes could adversely affect the liquidity and value of the Notes.

We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. A market may not develop for the Notes, and if a market does develop, it may not be sufficiently liquid for your purposes. If an active, liquid market does not develop for the Notes, the market price and liquidity of the Notes may be adversely affected. If any of the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price. The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. The market for the Notes may be subject to disruptions that could have a negative effect on the holders of the Notes, regardless of our operating results, financial performance or prospects.

USE OF PROCEEDS

We will not receive any cash proceeds from the sale of the Notes.

MANAGEMENT

Board of Directors

The persons listed below are directors of Charter.

Directors	Position(s)
Robert Cohn	Director
W. Lance Conn	Director
Darren Glatt	Director
Craig A. Jacobson	Director
Bruce A. Karsh	Director
Michael J. Lovett	Director, President and Chief Executive Officer
John D. Markley, Jr.	Director
William L. McGrath	Director
David C. Merritt	Director
Christopher M. Temple	Director
Eric L. Zinterhofer	Chairman of the Board of Directors

Robert Cohn, 61, was elected to the board of directors of Charter on December 1, 2009.  Most recently, Mr. Cohn has served as an independent investor and advisor to growing companies.  From 2002 to 2004, Mr. Cohn was a partner with Sequoia Capital, a high-tech venture capital firm in Silicon Valley.  Mr. Cohn was the founder of Octel Communications Corporation and was the company’s Chairman and CEO from its inception in 1982 until it was purchased by Lucent Technologies in 1997.  Mr. Cohn has served on various boards of public and private companies, including Octel, Trimble Navigation, Electronic Arts, Digital Domain, Ashford.com and Blue Lithium. Mr. Cohn currently serves on the board of directors of Right Hemisphere, Market Live and Taboola and is a Trustee of Robert Ballard’s Ocean Exploration Trust.  Mr. Cohn holds a Bachelor of Science degree in Mathematics and Computer Science from the University of Florida and an MBA from Stanford University.  We believe Mr. Cohn's qualifications to sit on Charter’s board include his experience as an executive and director.

           W. Lance Conn, 42, was elected to the board of directors of Charter on November 30, 2009.  Mr. Conn previously served on Charter’s board of directors since September 2004.  From July 2004 to May 2009, Mr. Conn served as the President of Vulcan Capital, the investment arm of Vulcan, Inc.    Prior to joining Vulcan Inc., Mr. Conn was employed by America Online, Inc., an interactive online services company, from March 1996 to May 2003. From September 1994 to February 1996, Mr. Conn was an attorney with Shaw, Pittman, Potts & Trowbrige LLP in Washington, D.C.  Mr. Conn is a director of Plains All American Pipeline, L.P., Plains GP Holdings, L.P. and Vulcan Energy Corporation, where he previously served as chairman.  Mr. Conn also serves as an advisory director to Makena Capital Management and an advisor to Global Endowment Management. Mr. Conn served as an officer of Charter Investment, Inc. prior to and during the time of its Chapter 11 bankruptcy proceedings filed concurrently with Charter's Chapter 11 proceedings.    We believe Mr. Conn's qualifications to sit on Charter’s board include his experience in the media business and as a director.

           Darren Glatt, 34, was elected to the board of directors of Charter on November 30, 2009.  Mr. Glatt is a Principal at Apollo Management, L.P. and has been with Apollo since 2006.  Prior to joining Apollo, Mr. Glatt was a member of the Media Group at Apax Partners from 2004 to 2006, a member of the Media Group at the Cypress Group from 2000 to 2002, and a member of the Mergers & Acquisitions Group at Bear, Stearns & Co. from 1998 to 2000.  Mr. Glatt received an M.B.A. from the Harvard Business School and graduated from George Washington University’s School of Business & Public Management.  We believe Mr. Glatt's qualifications to sit on Charter’s board include his experience in media, banking and investments industries.

Craig A. Jacobson, 58, was elected to the board of directors of Charter on July 27, 2010.  Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren & Richman, L.L.P., where he has practiced entertainment law for the past 20 years.  Mr. Jacobson is a member of the Board of Directors of Expedia, Inc. and Aver Media, a privately held Canadian lending institution.  Mr. Jacobson was a director of Ticketmaster from August 2008 until its merger with Live-Nation, Inc. in January 2010.  Mr. Jacobson received his Bachelor of Arts degree from Brown University in 1974, where he was a member of Phi Beta Kappa, and his Juris

Doctor degree with Honors from George Washington University School of Law.  We believe Mr. Jacobson's qualifications to sit on Charter's board include his media and business experience.

Bruce A. Karsh, 54, was elected to the board of directors of Charter on November 30, 2009.  Since 1995, Mr. Karsh has served as President and co-founder of Oaktree Capital Management, L.P., formerly Oaktree Capital Management, LLC, a Los Angeles-based investment management firm.  Prior to co-founding Oaktree, Mr. Karsh was a Managing Director of Trust Company of the West (“TCW”) and its affiliate, TCW Asset Management Company, and the portfolio manager of the Special Credits Funds for seven years.  Prior to joining TCW, Mr. Karsh worked as Assistant to the Chairman of Sun Life Insurance Company of America and of SunAmerica, Inc., its parent.  Prior to that, he was an attorney with the law firm of O’Melveny & Myers.  Mr. Karsh holds an A.B. degree in Economics from Duke University and a J.D. from the University of Virginia School of Law.  Mr. Karsh serves as the Chairman of the Board of Directors for Duke University’s investment management company and serves as a director of Oaktree Capital Group, LLC, LBI Media Holdings, Inc. and LBI Media, Inc.  During the last five years, Mr. Karsh has also served as a director of Littelfuse, Inc.  We believe Mr. Karsh's qualifications to sit on Charter’s board include his business and investment experience.

Michael J. Lovett, 49, was elected a director and President and Chief Executive Officer of the Company on April 12, 2010, having previously served as Interim President and Chief Executive Officer and Chief Operating Officer from February 28, 2010 through April 12, 2010. Mr. Lovett previously served as Executive Vice President and Chief Operating Officer since 2005.  Prior to that, he served as Executive Vice President, Operations and Customer Care from September 2004 through March 2005; as Senior Vice President, Midwest Division Operations; and as Senior Vice President of Operations Support of Charter from August 2003 through September 2004. Mr. Lovett was Chief Operating Officer of Voyant Technologies, Inc., from December 2001 to August 2003 and from November 2000 to December 2001, he was Executive Vice President of Operations for OneSecure, Inc.  Prior to that, Mr. Lovett served in a number of operating and leadership positions at AT&T and  Jones Intercable.  We believe that Mr. Lovett's qualifications to sit on our board include his many years of experience as an executive in the media industry.

John D. Markley, Jr., 44, was elected to the board of directors of Charter on November 30, 2009.  Since 1996, Mr. Markley has been affiliated with Columbia Capital, a communications, media and technology investment firm, where he has served in a number of capacities, including portfolio company executive, general partner and venture partner.  Prior to joining Columbia Capital, Mr. Markley served at the Federal Communications Commission, where he developed U.S. Government wireless communications and spectrum auction policy. He also held positions in corporate finance for Kidder, Peabody & Co. in both New York City and Hong Kong.  Mr. Markley is a director of Telecom Transport Management, Inc., Broadsoft Inc., and Millennial Media, Inc.  He received a B.A. degree from Washington and Lee University and an MBA from Harvard University.  We believe Mr. Markley's qualifications to sit on Charter’s board include his experience in the telecommunications and media industries.

William L. McGrath, 46, was elected to the board of directors of Charter on November 30, 2009.  Since October 2007, Mr. McGrath has served as the Executive Vice President and General Counsel of Vulcan Inc.  In connection with this position, Mr. McGrath has served and continues to serve as a director and/or officer of a number of companies affiliated with Vulcan, Inc.  From 2005 through October 2007, Mr. McGrath held the position of Senior Vice President and General Counsel at Hands-On Mobile Inc.  From 2003 through 2005, Mr. McGrath was a Director in the Legal Department of NVIDIA Corp.  From 2002 through 2003, he served as Vice President and General Counsel at Vitria Technology.  Mr. McGrath holds an undergraduate degree from Claremont McKenna College and a law degree from The University of Chicago Law School.  Mr. McGrath is a director of TowerCo.  Mr. McGrath served as an officer of Charter Investment, Inc. prior to and during the time of its Chapter 11 bankruptcy proceedings filed concurrently with Charter's Chapter 11 proceedings.  We believe Mr. McGrath's qualifications to sit on Charter’s board include his business experience.

David C. Merritt, 56, was elected to the board of directors of Charter on December 15, 2009, and was also appointed as Chairman of Charter’s Audit Committee at that time. Mr. Merritt previously served on Charter's board and Audit Committee since 2003.  Effective March 2009, he is the president of BC Partners, Inc., a financial advisory firm.  From October 2007 to March 2009, Mr. Merritt served as Senior Vice President and Chief Financial Officer of iCRETE, LLC. From October 2003 to September 2007, Mr. Merritt was a Managing Director of Salem

Partners, LLC, an investment banking firm. Mr. Merritt is a director of Outdoor Channel Holdings, Inc. and of Calpine Corporation and currently serves as Chairman of the Audit Committee of each company.  He is also a director of Buffet Holdings, Inc.  From 1975 to 1999, Mr. Merritt was an audit and consulting partner of KPMG serving in a variety of capacities during his years with the firm, including national partner in charge of the media and entertainment practice. Mr. Merritt holds a Bachelor of Science degree in Business and Accounting from California State University — Northridge.  We believe Mr. Merritt's qualifications to sit on Charter’s board include his many years of experience with a major accounting firm, as a director and audit committee member, and in the media industry.

Christopher M. Temple, 43, was elected to the board of directors of Charter on November 30, 2009.  Mr. Temple is President of DelTex Capital LLC, a financial advisory and consulting firm.  From September 2008 to December 2009, Mr. Temple was affiliated with Vulcan Inc., most recently as President of Vulcan Capital and Executive Vice President, Investment Management for Vulcan Inc.   Previously, Mr. Temple served as a managing director at Tailwind Capital from May 2008 to August 2008. Prior to joining Tailwind, Mr. Temple was a Managing Director at Friend Skoler & Company from May 2005 to May 2008, and was a partner and Managing Director at Thayer Capital Partners from 1996 through 2004.  From 1989 to 1993, Mr. Temple worked as a staff accountant in both the audit and tax departments for KPMG LLP and held a CPA certification during that time.  Mr. Temple is a director of Plains All American GP LLC, the managing general partner of Plains All American Pipeline, L.P. as well as a director of Vulcan Energy GP Holdings and Vulcan Energy Corporation.  Mr. Temple holds a BBA, magna cum laude, from the University of Texas at Austin and an MBA from Harvard.  We believe Mr. Temple's qualifications to sit on Charter’s board include his experience as an investor and in the accounting profession.

Eric L. Zinterhofer, 39, was elected to the board of directors of Charter on November 30, 2009 and as non-executive Chairman of the board on December 1, 2009. Mr. Zinterhofer is with Searchlight Capital Partners, LLC, a private equity firm.  Previously, he served as a senior partner at Apollo Management, L.P. and was with Apollo from 1998 until May 2010. From 1994 to 1996, Mr. Zinterhofer was a member of the Corporate Finance Department at Morgan Stanley Dean Witter & Co.  From 1993 to 1994, Mr. Zinterhofer was a member of the Structured Equity Group at J.P. Morgan Investment Management.  Mr. Zinterhofer is a director of Affinion Group, Inc., Central European Media Enterprises Ltd., Dish TV India Ltd., and Unity MediaSCA.  In the past five years, Mr. Zinterhofer was a director of iPCS, Inc.  Mr. Zinterhofer received B.A. degrees in Honors Economics and European History from the University of Pennsylvania and received an M.B.A. from Harvard Business School.  We believe Mr. Zinterhofer's qualifications to sit on Charter’s board include his experience as a director and in the banking and investment industries.

Executive Officers

The persons listed below are executive officers of Charter.  Each individual listed below served as an executive officer of Charter during the pendency of its Chapter 11 cases.

Executive Officers	Position(s)
Michael J. Lovett	President and Chief Executive Officer
Gregory L. Doody	Executive Vice President and General Counsel
Marwan Fawaz	Executive Vice President, Operations and Chief Technology Officer
Ted W. Schremp	Executive Vice President and Chief Marketing Officer
Gregory S. Rigdon	Executive Vice President, Corporate Development and Strategy
Kevin D. Howard	Senior Vice President- Finance, Interim Chief Financial Officer, Controller and Chief Accounting Officer

Gregory L. Doody, 45, Executive Vice President and General Counsel.  Mr. Doody was appointed to his current position on December 1, 2009.  Prior to that, he served as Charter's Chief Restructuring Officer and Senior Counsel in connection with its Chapter 11 proceedings being appointed on March 25, 2009.  Prior to coming to work for Charter, Mr. Doody served as Executive Vice President, General Counsel and Secretary of Calpine Corporation

from July 2006 through August 2008.  Calpine Corporation filed a petition under Chapter 11 of the Bankruptcy Code in December 2005.  From July 2003 through July 2006, Mr. Doody held various positions at HealthSouth Corporation, including Executive Vice President, General Counsel and Secretary. Mr. Doody earned a J.D. degree from Emory University School of Law and received a bachelor's degree in management from Tulane University.  Mr. Doody is a certified public accountant.

Marwan Fawaz, 47, Executive Vice President, Operations and Chief Technology Officer.  Mr. Fawaz joined Charter as Executive Vice President and Chief Technology Officer in August 2006 and was promoted to his current position on May 5, 2010. From March 2003 until July 2006, Mr. Fawaz served as Senior Vice President and Chief Technical Officer for Adelphia Communications Corporation (“Adelphia”). Adelphia filed a petition under Chapter 11 of the Bankruptcy Code in June 2002.  From May 2002 to March 2003, he served as Investment Specialist/Technology Analyst for Vulcan, Inc. Mr. Fawaz served as Regional Vice President of Operations for the Northwest Region for Charter from July 2001 to March 2002. From July 2000 to December 2000, he served as Chief Technology Officer for Infinity Broadband. He served as Vice President — Engineering and Operations at MediaOne, Inc. from January 1996 to June 2000. Mr. Fawaz received a B.S. degree in electrical engineering and a M.S. in electrical/communication-engineering from California State University — Long Beach.

Ted W. Schremp, 39, Executive Vice President and Chief Marketing Officer.  Mr. Schremp was promoted to his current position in July 2008.  Prior to that, he served as Senior Vice President, Product Management and Strategy from February 2008 to June 2008 and Senior Vice President and General Manager of Charter Telephone from October 2005 to February 2008. Mr. Schremp joined Charter as Vice President of IP Product Management in May 2005.  He served as Segment Manager for Hewlett-Packard from February 2001 to May 2005, where he co-founded its Cable, Media and Entertainment division.  Mr. Schremp graduated from the University of Pittsburgh with a double-major in economics and business and earned an M.B.A. from Penn State University.

Gregory S. Rigdon, 41, Executive Vice President, Corporate Development and Strategy.  Mr. Rigdon joined Charter as Senior Vice President of Business Development in January 2006 and was promoted to his current position on July 27, 2010.  From 1997 until joining Charter, Mr. Rigdon held various positions with America Online, Inc., including the position of Vice President, Programming, Strategy and Business Development in which he was responsible for structuring and negotiating all content licensing and acquisition deals for the AOL Network and developing programming strategies and analysis across AOL's vertical content areas.  Mr. Rigdon received a B.A. degree with high honors from Oberlin College and a M.A. degree in Russian Studies from Princeton University.

Kevin D. Howard, 41, Senior Vice President - Finance, Interim Chief Financial Officer, Controller and Chief Accounting Officer.  Mr. Howard assumed the additional title and position as Interim Chief Financial Officer effective August 1, 2010 and was promoted to his position as Senior Vice President – Finance, Controller and Chief Accounting Officer in December 2009.  From April 2006 to December 2009, Mr. Howard served as Vice President, Controller and Chief Accounting Officer. Prior to that, he served as Vice President of Finance from April 2003 until April 2006 and as Director of Financial Reporting since joining Charter in April 2002. Mr. Howard began his career at Arthur Andersen LLP in 1993 where he held a number of positions in the audit division prior to leaving in April 2002. Mr. Howard received a bachelor's degree in finance and economics from the University of Missouri — Columbia and is a certified public accountant and certified managerial accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 31, 2010 regarding the beneficial ownership of Charter’s Class A common stock by:

•	each holder of more than 5% of Charter’s outstanding shares of common stock;

•	each of Charter’s directors and named executive officers; and

•	all of Charter’s directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC.  These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.  Common stock subject to options that are currently exercisable or exercisable within 60 days of May 31, 2010 is deemed to be outstanding and beneficially owned by the person holding the options.  These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  Percentage of beneficial ownership is based on 112,458,051 shares of Class A common stock outstanding as of May 31, 2010.  Except as disclosed in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.  Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is 12405 Powerscourt Drive, St. Louis, Missouri 63131.

	Shares Beneficially Owned(1)
Name	Number	Percent of Class	Percent of Vote
5% Stockholders:
Paul G. Allen(2)	8,654,722	7.23%	39.92%
Funds affiliated with AP Charter Holdings, L.P.(3)	35,691,033	31.48%	19.74%
Oaktree Opportunities Investments, L.P. and certain affiliated funds(4)	20,153,649	17.85%	11.18%
Funds advised by Franklin Advisers, Inc. (5)	21,656,331	18.82%	11.87%
Funds affiliated with Encore LLC(6)	11,203,955	9.96%	6.23%

Executive Officers and Directors:
Robert Cohn	2,536	*	*
W. Lance Conn	2,536	*	*
Darren Glatt(7)	35,691,033	31.48%	19.74%
Bruce A. Karsh(8)	20,156,185	17.86%	11.18%
John D. Markley, Jr.	2,536	*	*
David C. Merritt	2,536	*	*
William L. McGrath	2,536	*	*
Christopher M. Temple	2,536	*	*
Eric L. Zinterhofer	2,116	*	*
Michael J. Lovett(9)	152,732	*	*
Eloise E. Schmitz(10)	84,003	*	*
Gregory L. Doody(11)	76,366	*	*
Marwan Fawaz(12)	88,776	*	*
All executive officers and directors as a group (16 persons)(13)	56,398,302	49.55%	31.02%
____________________
* less than 2%

(1)
Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.  The calculation of this percentage assumes for each person the acquisition by such person of all shares that may be acquired upon exercise of warrants to purchase shares of Class A common stock.

(2)
Includes 2,241,299 shares of Class B common stock (which are convertible into a like number of Class A common stock) entitled to thirty-five percent (35%) of the vote of the common stock on a fully diluted basis.  Includes 1,356,809 shares of Class A common stock; and shares of Class A common stock which are issuable upon exercise of 5,056,614 in warrants held. The address of Mr. Allen is: 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.

(3)
Includes shares and warrants for shares beneficially owned by AP Charter Holdings, L.P. and affiliated funds.  Of the amount listed, 32,858,748 shares and 745,094 warrants for shares are held by AP Charter Holdings, L.P.  Of the amount listed, 1,264,996 shares and 121,370 warrants for shares are held by Red Bird, L.P.  Of the amount listed, 450,653 shares and 45,243 warrants for shares are held by Blue Bird, L.P.  Of the amount listed 185,268 shares and 19,661 warrants for shares are held by Green Bird, L.P.  (together with Blue Bird, L.P. and Red Bird, L.P., the “Apollo Partnerships”).

The general partner of AP Charter Holdings, L.P. is AP Charter Holdings GP, LLC.  The managers of AP Charter Holdings GP, LLC are Apollo Management VI, L.P. and Apollo Management VII, L.P.  The general partner of Apollo Management VI, L.P. is AIF VI Management, LLC, and the general partner of Apollo Management VII, L.P. is AIF VII Management, LLC.  Apollo Management, L.P. is the sole member and manager of each of AIF VI Management, LLC and AIF VII Management, LLC.  The general partner of Apollo Management, L.P. is Apollo Management GP, LLC.

The general partner of Red Bird, L.P. is Red Bird GP, Ltd. and the general partner of Blue Bird, L.P. is Blue Bird GP, Ltd.  The general partner of Green Bird, L.P. is Green Bird GP, Ltd.  Apollo SVF Management, L.P. is the director of each of Red Bird GP, Ltd. and Blue Bird GP, Ltd., and Apollo Value Management, L.P. is the director of Green Bird GP, Ltd.  The general partner of Apollo SVF Management, L.P. is Apollo SVF Management GP, LLC, and the general partner of Apollo Value Management, L.P. is Apollo Value Management GP, LLC.  Apollo Capital Management, L.P. is the sole member and manager of each of Apollo SVF Management GP, LLC and Apollo Value Management GP, LLC.  The general partner of Apollo Capital Management, L.P. is Apollo Capital Management GP, LLC.  Apollo Management Holdings, L.P. is the sole member and manager of each of Apollo Management GP, LLC and Apollo Capital Management GP, LLC, and Apollo Management Holdings GP, LLC is the general partner of Apollo Management Holdings, L.P.

The sole shareholder of Red Bird GP, Ltd. is Apollo SOMA Advisors, L.P., the sole shareholder of Blue Bird GP, Ltd. is Apollo SVF Advisors, L.P., and the sole shareholder of Green Bird GP, Ltd. is Apollo Value Advisors, L.P.  The general partner of Apollo SOMA Advisors, L.P. is Apollo SOMA Capital Management, LLC, the general partner of Apollo SVF Advisors, L.P. is Apollo SVF Capital Management, LLC, and the general partner of Apollo Value Advisors, L.P. is Apollo Value Capital Management, LLC.  Apollo Principal Holdings II, L.P. is the sole member and manager of each of Apollo SOMA Capital Management, LLC, Apollo SVF Capital Management, LLC and Apollo Value Capital Management, LLC.  Apollo Principal Holdings II GP, LLC is the general partner of Apollo Principal Holdings II, L.P.

AP Charter Holdings, L.P. does not have voting or dispositive power over the shares owned of record by any of the Apollo Partnerships, and none of the Apollo Partnerships have any voting or dispositive power over the shares owned of record by AP Charter Holdings, L.P. or any of the other Apollo Partnerships.  AP Charter Holdings, L.P. has granted a proxy to Apollo Management VI, L.P. and Apollo Management VII, L.P. to vote the shares of Charter Communications Inc. that AP Charter Holdings, L.P. holds of record.  Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Apollo Management Holdings GP, LLC and Apollo Principal Holdings II GP, LLC, and as such may be deemed to have voting and dispositive powers with respect to the shares that are beneficially owned or owned of record by the Apollo Partnerships.  Each of Messrs. Black, Harris and Rowan, and each of Apollo Management VI, L.P. and Apollo Management VII, L.P., and each of the other general partners, managers and sole shareholders described above disclaims beneficial ownership of any shares of common stock beneficially or of record owned by any of AP Charter Holdings, L.P. or the Apollo Partnerships, except to the extent of any pecuniary interest therein.

The address for AP Charter Holdings, L.P., AP Charter Holdings GP, LLC, Apollo SOMA Advisors, L.P., Apollo SVF Advisors, L.P., Apollo Value Advisors, L.P., Apollo SOMA Capital Management, LLC, Apollo SVF Capital Management, LLC, Apollo Value Capital Management, LLC, Apollo Principal Holdings II, L.P. and Apollo Principal Holdings II GP, LLC is One Manhattanville Road, Suite 201, Purchase, NY 10577.  The address for Red Bird, L.P., Red Bird GP, Ltd., Green Bird, L.P., Green Bird GP, Ltd., Blue Bird, L.P. and Blue Bird GP, Ltd. is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1-9905.  The address for Apollo Management VI, L.P.; Apollo Management VII, L.P.: AIF VI Management, LLC: AIF VII Management, LLC; Apollo Management, L.P.; Apollo Management GP, LLC; Apollo SVF Management, L.P., Apollo Value Management, L.P., Apollo SVF Management GP, LLC, Apollo Value Management GP, LLC, Apollo Capital Management, L.P., Apollo Capital Management GP, LLC, Apollo Management Holdings, L.P.; Apollo Management Holdings GP, LLC, and Messrs. Black, Rowan and Harris is 9 W. 57th Street, 43rd Floor, New York, NY 10019.

(4)
Includes shares beneficially owned by Oaktree Opportunities Investments, L.P. and warrants beneficially owned by affiliates of Oaktree Opportunities Investments, L.P.  Of the amount listed, 19,725,105 shares of Class A common stock are held by Oaktree Opportunities Investments, L.P.; 95,743 warrants are held by OCM Opportunities Fund V, L.P.; 215,108 warrants are held by OCM Opportunities Fund VI, L.P.; 104,553 warrants are held by OCM Opportunities Fund VII Delaware, L.P.; and 13,140 warrants are held by Oaktree Value Opportunities Fund, L.P.  The mailing address for the holders listed above is c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.  The general partner of Oaktree Opportunities Investments, L.P. is Oaktree Fund GP, LLC.  The managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P.  The general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P.  The general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC.  The managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC.  The managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC.  The holder of a majority of the voting units of Oaktree Capital Group, LLC is Oaktree Capital Group Holdings, L.P.  The general partner of Oaktree Capital Group Holdings, L.P. is Oaktree Capital Group Holdings GP, LLC.  The members of Oaktree Capital Group Holdings GP, LLC are Kevin Clayton, John Frank, Stephen Kaplan, Bruce Karsh, Larry Keele, David Kirchheimer, Howard Marks and Sheldon Stone.  Each of the general partners, managing members, unit holders and members described above disclaims beneficial ownership of any shares of common stock beneficially or of record owned by Oaktree Opportunities Investments, L.P., except to the extent of any pecuniary interest therein.  The address for all of the entities and individuals identified above is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA  90071.

(5)
Includes shares and warrants exercisable for shares of Class A common stock.  Of the amount listed, Franklin related funds hold 19,045,712 shares of Class A common stock and warrants exercisable for 2,610,619 shares of Class A common stock.  The business address for all entities listed in the preceding sentence is One Franklin Parkway, San Mateo, California 94403.

(6)
The managing members of Encore, LLC are Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd., Crestview Offshore Holdings (Cayman), L.P.   Crestview Partners (ERISA), L.P. is the manager of Encore (ERISA), Ltd.  The general partner of Crestview Partners, L.P. Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Crestview Partners (ERISA), L.P., and Crestview Offshore Holdings (Cayman), L.P. is Crestview Partners GP, L.P. The general partner of Crestview Partners GP, L.P. is Crestview, LLC.

The managing members of Encore II, LLC are Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (PF), L.P, Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P.  The general partner of the managing members of Encore II, LLC is Crestview Partners II GP, L.P. The general partner of Crestview Partners II GP, L.P. is Crestview, LLC.

Crestview LLC is managed and owned by the following four members, Volpert Investors, L.P., Murphy Investors, L.P., DeMartini Investors, L.P. and RJH Investment Partners, L.P.  Each of these four limited partnerships is owned solely by family members of its related senior manager, who are: Barry Volpert, Thomas S. Murphy, Jr., Richard DeMartini and Robert J. Hurst, respectively. The officers and directors of Crestview LLC have voting and dispositive powers with respect to the shares by beneficially owned by the Encore partnerships above. The officers and directors of Crestview LLC are as follows, Barry Volpert, Chief Executive Officer, Thomas S. Murphy, Jr., President, Robert J. Hurst, Managing Director, Richard DeMartini, Managing Director, Jeff Marcus, Managing Director, and Bob Delaney, Managing Director.  The officers and directors of Crestview LLC above disclaims beneficial ownership of any shares of common stock beneficially or of record owned by the Encore partnerships except to the extent of any pecuniary interest therein.

The business address for Encore, LLC,  Encore II, LLC, Crestview Partners, L.P. Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Crestview Partners (ERISA), L.P., Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (PF), L.P, Crestview Partners II  (TE), L.P, Crestview Partners GP, L.P, Crestview Partners II GP, L.P. and Crestview, LLC  is c/o Crestview Partners 667 Madison Avenue, 10th Floor, New York, New York 10065.

The business address for Encore (ERISA), Ltd., Crestview Offshore Holdings (Cayman), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. is Maples Corporate Services, Limited, PO Box 309 GT, Ugland House, George Town, Grand Cayman, Cayman Islands.

(7)
By virtue of being a principal at Apollo Management, L.P, Mr. Glatt may be deemed to have or share beneficial ownership of shares beneficially owned by AP Charter Holdings, L.P., Red Bird, L.P., Blue Bird, L.P.; and Green Bird, L.P.  Mr. Glatt expressly disclaims beneficial ownership of such shares, except to the extent of his direct pecuniary interest therein. See footnote 3.

(8)
By virtue of being a member of Oaktree Capital Group Holdings GP, LLC, Mr. Karsh may be deemed to have or share beneficial ownership of shares or warrants beneficially owned by Oaktree Opportunities Investments, L.P. or certain of its affiliated funds.  Mr. Karsh expressly disclaims beneficial ownership of such shares or warrants, except to the extent of his direct pecuniary interest therein (See footnote 4), however, the amount reported includes 2,536 shares of restricted stock issued pursuant to the 2009 Stock Incentive Plan that are not yet vested, but eligible to be voted that are held by Mr. Karsh in his own name pursuant to a grant made to directors.

(9)	Includes 152,732 shares of restricted stock issued pursuant to the 2009 Stock Incentive Plan that are not yet vested, but eligible to be voted.

(10)	Includes 84,003 shares of restricted stock issued pursuant to the 2009 Stock Incentive Plan that are not yet vested, but eligible to be voted.

(11)	Includes 76,366 shares of restricted stock issued pursuant to the 2009 Stock Incentive Plan that are not yet vested, but eligible to be voted.

(12)	Includes 88,776 shares of restricted stock issued pursuant to the 2009 Stock Incentive Plan that are not yet vested, but eligible to be voted.

(13)
Includes shares of restricted stock issued pursuant the 2009 Stock Incentive Plan that are not yet vested, but eligible to be voted, and the shares of our Class A common stock beneficially owned described in footnotes 9, 10, 11 and 12.

SELLING SECURITY HOLDERS

The following table sets forth:

•
the name of each selling security holder of the Notes who has provided us with a notice; pursuant to an Exchange and Registration Rights Agreement entered into in connection with issuance of the Notes; of such holder's possible intent to sell or otherwise dispose of the Notes;

•	the principal amount of Notes beneficially owned by the selling security holder prior to the offering and the percentage of Notes represented by such beneficial ownership; and

•	the principal amount of Notes which each selling security holder may sell pursuant to this prospectus and the percentage of Notes held following such sale.

Percentage of beneficial ownership is based on $1,766,206,515 principal amount of 13.50% Senior Notes Due 2016 issued and outstanding as of the date of this offering.

	Notes Beneficially Owned Prior to This Offering(1)			Notes Beneficially Owned After This Offering
Name	Principal Amount	Percent of Class	Principal Amount of Notes Offered	Principal Amount	Percent of Class
Paul G. Allen(2)	$85,000,000	5%	$85,000,000	-	*
AP Charter Holdings, L.P.(3)	$23,468,094	1%	$23,468,094	-	*
OCM Opportunities Fund VIIb Delaware, L.P.(4)	$55,043,206	3%	$55,043,206	-	*
Funds advised by Franklin Advisers, Inc.(5)	$376,364,126	21%	$375,877,424	$486,702	*

*Less than 1%

(1)	Notes shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
See footnote 2 to the beneficial ownership table reported under "Security Ownership of Certain Beneficial Owners and Management" for information regarding Mr. Allen's equity ownership and contact information.  In the past three years through November 30, 2009, Mr. Allen served as Chairman of Charter's Board and in the past three years through the date of this offering, Mr. Allen has been beneficial owner of a majority voting interest in Charter.

(3)
See footnotes 3 and 7 to the beneficial ownership table reported under "Security Ownership of Certain Beneficial Owners and Management" for information regarding equity ownership and contact information for AP Charter Holdings, L.P. and affiliated funds; and for Mr. Darren Glatt, a director on Charter's Board.

(4)
See footnotes 4 and 8 to the beneficial ownership table reported under "Security Ownership of Certain Beneficial Owners and Management" for information regarding equity ownership and contact information for Oaktree Opportunities Investments, L.P. and affiliated funds; and for Mr. Bruce Karsh, a director on Charter's Board.

(5)
Includes Notes beneficially owned by funds advised by Franklin Advisers, Inc.  Of the amount listed:  $1,700,134 principal amount are held by Franklin Universal Trust; $10,333,779 principal amount are held by Franklin Strategic Income Fund; $146,676 principal amount are held by Franklin Templeton Investment Funds – Templeton Global Income Fund; $733,378 principal amount are held by Templeton Global Investment Trust – Templeton; $29,335,118 principal amount are held by Franklin High Income Trust; $227,347,163 principal amount are held by Franklin Custodian Funds – Franklin Income Fund; $73,338 principal amount are held by Templeton Income Fund; $110,007 principal amount are held by Franklin Advisers, Inc.; $18,334,449 principal amount are held by Franklin Templeton Investment Funds – Franklin; $1,558,428 principal amount are held by Franklin Investors Securities Trust – Franklin Total Return Fund; $2,933,512 principal amount are held by Franklin Templeton Limited Duration Income Trust; $1,246,743 principal amount are held by Franklin Strategic Income Fund; $1,760,107 principal amount are held by Franklin High Income Fund; $73,338 principal amount are held by Franklin Templeton Investment Funds – Franklin US; $6,833,445 principal amount are held by Franklin Templeton Investment Funds – Templeton Global Total Return

Fund; $2,566,823 principal amount are held by Franklin Templeton Variable Insurance Product; $42,829,272 principal amount are held by Franklin Income Securities Fund; $3,713,798 principal amount are held by Franklin Templeton Variable Insurance Product Trust – Franklin Strategic Income Securities Fund; $2,493,485 principal amount are held by Franklin Templeton Investment Funds – Franklin Income Fund; $200,000 principal amount are held by Franklin Investors Securities Trust – Low Duration Total Return Fund; $146,676 principal amount are held by Franklin Templeton Total Return FDP Fund; $5,133,646 principal amount are held by JNL/Franklin Templeton Income Fund; $5,867,024 principal amount are held by ING Franklin Income Portfolio; $806,716 principal amount are held by American Beacon Advisors High Yield Bond Fund; $4,766,957 principal amount are held by John Hancock Trust – Income Trust; $283,344 principal amount are held by Franklin Templeton Investment Funds – Franklin Strategic Income Fund; $173,338 principal amount are held by Franklin Templeton Investment Funds – Templeton Global High Yield Fund; $110,007 principal amount are held by Franklin Institutional Global High Yield; $1,000,000 principal amount are held by Teachers Retirement System of the State of Illinois Main; $100,000 principal amount are held by Teachers Retirement System of the State of Illinois POB; $1,466,756 principal amount are held by Met Investors Series Trust – Met/Franklin Income Portfolio; $536,669 principal amount are held by Templeton Global Total Return Fund; $150,000 principal amount are held by Franklin Templeton Global Multisector Plus (Master) Fund Ltd; $200,000 principal amount are held by Franklin Templeton Global Multisector Plus (Master) Fund Ltd; $100,000 principal amount are held by AUSCOAL Superannuation Fund; $1,000,000 principal amount are held by The Stichting Pensioenfonds Voor De Grafische Bedrijven; and $200,000 principal amount are held by Pilar Crespi as Custodian for Alessandro Crespi under NY UTM.  See footnote 5 to the beneficial ownership table reported under "Security Ownership of Certain Beneficial Owners and Management" for information regarding equity ownership and contact information for funds advised by Franklin Advisers, Inc.  Pursuant to Charter's Plan, funds advised by Franklin Advisers, Inc. had the ability to elect one member to Charter's post-Effective Date board and elected Robert Cohn who has been serving on the board since the Effective Date.

DESCRIPTION OF NOTES

General

On March 27, 2009, Charter and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of the Bankruptcy Code.  On November 17, 2009 the Bankruptcy Court entered an order confirming the Plan, and on November 30, 2009 (the “Effective Date”) the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective.  On the Effective Date, the Issuers issued $1,766,206,515 in aggregate principal amount of 13.50% senior notes due 2016 (the “Initial Notes”) pursuant to an indenture (the “Indenture”), dated as of the Effective Date, by and among CCH II, CCH II Capital and the Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”).  $976,826,466 in aggregate principal amount of the Initial Notes (the “Initial Restricted Notes”) were issued to certain holders pursuant to Section 4(2) of the Securities Act in a transaction that was exempt from the registration requirements of the Securities Act (identified with CUSIP No. 12502C AT8) and as a result contained terms with respect to transfer restrictions. $789,380,049 aggregate principal amount of the Initial Notes (the "Initial Unrestricted Notes") were issued to the remaining holders pursuant to Section 1145 of the Bankruptcy Code (identified with CUSIP No. 12502C AS0).  The terms of the Notes are identical in all material respects to those of the Initial Restricted Notes and the Initial Unrestricted Notes, except for certain transfer restrictions and registration rights relating to the Initial Restricted Notes. We refer in this Description of Notes to “Notes” as the Initial Notes and any Additional Notes issued under the Indenture.

In connection with the issuance of the Initial Restricted Notes, the Issuers, certain holders of the Crossover Committee (as defined in the Plan) and Charter Investment, Inc. entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, the Issuers agreed to use their commercially reasonable efforts to file under the Securities Act, on or prior to January 15, 2010, a registration statement relating to an offer to exchange all Initial Restricted Notes at the time such registration statement is declared effective by the SEC, for a like aggregate principal amount of unrestricted notes issued by the Issuers, substantially identical in all material respects to the Initial Restricted Notes (except that such unrestricted notes do not contain terms with respect to transfer restrictions).  On June 16, 2010, the Issuers exchanged substantially all of the Initial Restricted Notes, which have been registered under the Securities Act, for a like aggregate principal amount of unrestricted notes that are being issued hereby.

This Description of Notes relates to the $539,388,724 in aggregate principal amount of 13.50% senior notes due 2016 of the Issuers representing (i) $85,000,000 in aggregate principal amount of the one remaining Initial Restricted Note issued to Mr. Paul Allen on the Effective Date; and (ii) $454,388,724 in aggregate principal amount of Notes issued in exchange for the Initial Restricted Notes and held under CUSIP No. 12502C AS0.  The Notes are being offered pursuant to this prospectus. You can find the definitions of certain terms used in this description under the subheading “— Certain definitions.” The definitions of terms set forth in this section “Description of Notes” shall apply in this section.

The Notes were issued pursuant to the Indenture under which the Issuers issued the Initial Notes.  The Notes were issued on terms substantially identical to those of the Initial Notes and vote together as a single class on any matter submitted to noteholders. The Notes offered hereby have been registered under the Securities Act of 1933 and, therefore, will not bear legends restricting their transfer.  The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The following description is a summary of the provisions we consider material of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the respective Notes. Copies of the Indenture are available as set forth under “— Additional Information.”

Brief Description of the Notes

The Notes are:

•	senior unsecured obligations of the Issuers;

•	effectively subordinated in right of payment to any future secured Indebtedness of the Issuers, to the extent of the value of the assets securing such Indebtedness;

•	equal in right of payment to the Initial Notes and any other future unsubordinated, unsecured Indebtedness of the Issuers;

•	senior in right of payment to any future subordinated Indebtedness of the Issuers;

•
structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Issuers’ subsidiaries, including indebtedness under our subsidiaries’ credit facilities and the senior notes of CCO Holdings and CCO; and

•	guaranteed on a senior unsecured basis by Charter (which guarantee is structurally junior to all indebtedness and liabilities of all of Charter’s subsidiaries).

As of June 30, 2010, the total outstanding Indebtedness and other obligations of CCH II and its subsidiaries, reflected on its consolidated balance sheet, was $14.1 billion, of which approximately $12.2 billion was Indebtedness and other liabilities of the Issuers’ Subsidiaries and, therefore, structurally senior to the Notes.

Substantially all of the Subsidiaries of CCH II (except certain non-material Subsidiaries) are “Restricted Subsidiaries.” Under the circumstances described below under “— Certain Covenants — Investments,” CCH II will be permitted to designate additional Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will generally not be subject to the restrictive covenants in the Indenture.

Principal, Maturity and Interest

The Notes were issued in denominations of $1.00 and integral multiples thereof. The Notes will mature on November 30, 2016.

Interest on the Notes accrue at the rate of 13.50% per annum. Interest on the Notes accrue from and including November 30, 2009 or, if interest already has been paid, from the date it was most recently paid. Interest will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2010. The Issuers will make each interest payment to the holders of record of the Notes on the immediately preceding February 1 and August 1. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Subject to the limitations set forth under “—Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” the Issuers may issue an unlimited principal amount of Additional Notes under the Indenture. The Initial Notes and any Additional Notes subsequently issued under the Indenture (including the Notes offered hereby) would be treated as a single class of securities for all purposes of the Indenture. For purposes of this description, unless otherwise indicated, references to the Notes include the Initial Notes, the Notes offered hereby and any Additional Notes subsequently issued under the Indenture.

Optional Redemption

At any time prior to November 30, 2012, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes on a pro rata basis (or nearly as pro rata as practicable), at a redemption price of 113.50% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that

(1)           at least 65% of the aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their Subsidiaries), and

(2)           the redemption must occur within 60 days of the date of the closing of such Equity Offering.

Notwithstanding the above paragraph, at any time prior to November 30, 2012, the Notes may be redeemed, in  whole or in part, at the option of CCH II upon no less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus the relevant Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On or after November 30, 2012, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at the applicable redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 30 of the years indicated below:

Year	Percentage
2012	106.750%
2013	103.375%
2014	101.6875%
2015 and thereafter	100.000%

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1.00 in principal amount, or in either case an integral multiple thereof) of that holder’s Notes pursuant to a “Change of Control Offer.” In the Change of Control Offer, the Issuers will offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within ten days following any Change of Control, the Issuers will mail a notice to each holder (with a copy to the trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a certain date (the “Change of Control Payment Date”) specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 or any successor rules, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuers’ compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)           deliver or cause to be delivered to the trustee the Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1.00 or an integral multiple thereof.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

 The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of CCH II and its Subsidiaries, taken as a whole, or of a Parent and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of CCH II and its Subsidiaries, taken as a whole, or of a Parent and its Subsidiaries, taken as a whole, to another Person or group may be uncertain.

Asset Sales

CCH II will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           CCH II or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)           such fair market value is determined by the Board of Directors of CCH II and evidenced by a resolution of such Board of Directors set forth in an officers’ certificate delivered to the trustee; and

(3)           at least 75% of the consideration therefor received by CCH II or such Restricted Subsidiary is in the form of cash, Cash Equivalents or readily marketable securities.

For purposes of this provision, each of the following shall be deemed to be cash:

(a)           any liabilities (as shown on CCH II’s or such Restricted Subsidiary’s most recent balance sheet) of CCH II or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases CCH II or such Restricted Subsidiary from further liability;

(b)           any securities, notes or other obligations received by CCH II or any such Restricted Subsidiary from such transferee that are converted by the recipient thereof into cash, Cash Equivalents or readily marketable securities within 180 days after receipt thereof (to the extent of the cash, Cash Equivalents or readily marketable securities received in that conversion); and

(c)           Productive Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, CCH II or a Restricted Subsidiary of CCH II may apply such Net Proceeds or an amount equal to such Net Proceeds at its option:

(1)           to repay or otherwise retire or repurchase debt under the Credit Facilities or any other Indebtedness of the Restricted Subsidiaries of CCH II (other than Indebtedness represented solely by a guarantee of a Restricted Subsidiary of CCH II); or

(2)           to invest in Productive Assets; provided that any such amount of Net Proceeds which CCH II or a Restricted Subsidiary has committed to invest in Productive Assets within 365 days of the applicable Asset Sale may be invested in Productive Assets within two years of such Asset Sale.

The amount of any Net Proceeds received from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $25 million, CCH II will make an offer to purchase Notes (an “Asset Sale Offer”) to all holders of Notes and will repay, redeem or offer to purchase Indebtedness that is of equal priority with the Notes containing provisions requiring repayment, redemption or offers to purchase with the proceeds of sales of assets, to purchase, repay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other Indebtedness of equal priority that may be purchased, repaid or redeemed out of the Excess Proceeds, which amount includes the entire amount of the Net Proceeds. The offer price in any Asset Sale Offer will be payable in cash and equal to 100% of the principal amount of the subject Notes plus accrued and unpaid interest, if any, to the date of purchase. If the aggregate principal amount of Notes tendered into such Asset Sale Offer and such other Indebtedness of equal priority to be purchased, repaid or redeemed out of the Excess Proceeds exceeds the amount of Excess Proceeds, the trustee shall select the Notes tendered into such Asset Sale Offer and such other Indebtedness of equal priority to be purchased, repaid or redeemed on a pro rata basis.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, then CCH II or any Restricted Subsidiary thereof may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Selection and Notice

If less than all of the Notes are redeemed at any time, the trustee will select Notes for redemption as follows:

(1)           if any Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)           if the Notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No Notes of $1.00 principal amount or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become irrevocably due and payable on the date fixed for redemption at the redemption price. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Set forth in this section are summaries of certain covenants contained in the Indenture.

During any period of time that (a) any Notes have Investment Grade Ratings from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing under the Indenture, CCH II and the Restricted Subsidiaries of CCH II will not be subject to the provisions of the Indenture described under:

•	“— Limitation on Asset Sales,”

•	“— Restricted Payments,”

•	“— Investments,”

•	“— Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“— Dividend and Other Payment Restrictions Affecting Subsidiaries,”

•	clause (D) of the first paragraph of “— Merger, consolidation, or sale of assets,”

•	“— Transactions with Affiliates” and

•	“— Sale and Leaseback Transactions.”

If CCH II and its Restricted Subsidiaries are not subject to these covenants for any period of time as a result of the above paragraph and, subsequently, one, or both, of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then CCH II and its Restricted Subsidiaries will thereafter again be subject to these covenants. The ability of CCH II and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date.

Restricted Payments

CCH II will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of its or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving CCH II or any of its Restricted Subsidiaries) or to the direct or indirect holders of CCH II’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable (x) solely in Equity Interests (other than Disqualified Stock) of CCH II or (y), in the case of CCH II and its Restricted Subsidiaries, to CCH II or a Restricted Subsidiary thereof);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving CCH II or any of its Restricted Subsidiaries) any Equity Interests of CCH II or any direct or indirect Parent of CCH II or any Restricted Subsidiary of CCH II (other than, in the case of CCH II and its Restricted Subsidiaries, any such Equity Interests owned by CCH II or any of its Restricted Subsidiaries); or

(3)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of CCH II that is subordinated in right of payment to the Notes, except a payment of interest or principal at the Stated Maturity thereof (all such payments and other actions set forth in clauses (1) through (3) above are collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)           no Default or Event of Default under the Indenture shall have occurred and be continuing or would occur as a consequence thereof; and

(b)           CCH II would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by CCH II and its Restricted Subsidiaries from and after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7) or (10) of the next succeeding paragraph), shall not exceed, at the date of determination, the sum of:

(1)           an amount equal to 100% of the Consolidated EBITDA of CCH II for the period beginning on the first day of the fiscal quarter immediately preceding the Issue Date to the end of CCH II’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.3 times the Consolidated Interest Expense of CCH II for such period, plus

(2)           an amount equal to 100% of Capital Stock Sale Proceeds less any amount of such Capital Stock Sale Proceeds used in connection with an Investment made on or after the Issue Date pursuant to clause (5) of the definition of “Permitted Investments.”

So long as no Default under the Indenture has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)           the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of CCH II in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of CCH II) of Equity Interests of CCH II (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3)           the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of CCH II or any of its Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)           regardless of whether a Default then exists, the payment of any dividend or distribution made in respect of any calendar year or portion thereof during which CCH II or any of its Subsidiaries is a Person that is not treated as a separate tax paying entity for United States federal income tax purposes by CCH II and its Subsidiaries (directly or indirectly) to the direct or indirect holders of the Equity Interests of CCH II or its Subsidiaries that are Persons that are treated as a separate tax paying entity for United States federal income tax purposes, in an amount sufficient to permit each such holder to pay the actual income taxes (including required estimated tax installments) that are required to be paid by it with respect to the taxable income of any Parent (through its direct or indirect ownership of CCH II and/or its Subsidiaries), CCH II, its Subsidiaries or any Unrestricted Subsidiary, as applicable, in any calendar year, as estimated in good faith by CCH II or its Subsidiaries, as the case may be;

(5)           regardless of whether a Default then exists, the payment of any dividend by a Restricted Subsidiary of CCH II to the holders of its common Equity Interests on a pro rata basis;

(6)           the repurchase, redemption or other acquisition or retirement for value, or the payment of any dividend or distribution to the extent necessary to permit the repurchase, redemption or other acquisition or retirement for value, of any Equity Interests of CCH II or a Parent of CCH II held by any member of CCH II’s,  such Parent’s or any Restricted Subsidiary’s management pursuant to any management equity subscription agreement or stock option agreement entered into in accordance with the policies of CCH II, any Parent or any Restricted Subsidiary; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10 million in any fiscal year of the Issuers;

(7)           payment of fees in connection with any acquisition, merger or similar transaction in an amount that does not exceed an amount equal to 1.25% of the transaction value of such acquisition, merger or similar transaction;

(8)           Restricted Payments made in order to pay interest (including accreted or PIK interest) on (but not principal of) Specified Parent Indebtedness or Refinancing Specified Parent Indebtedness, so long as CCH II, at the time of the making of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable quarter period, would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(9)           Restricted Payments directly or indirectly to a Parent of (A) attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with any issuance, sale or incurrence by a Parent of Equity Interests or Indebtedness, or any exchange of securities or tender for outstanding debt securities, (B) the costs and expenses of any offer to exchange privately placed securities in respect of the foregoing for publicly registered securities or any similar concept having a comparable purpose, or (C) (i) fees, taxes and expenses required to maintain the corporate existence of a Parent, (ii) income taxes to the extent such income taxes are attributable to the income of CCH II and its Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries, provided, however, that in each case the amount of such payments in any fiscal year does not exceed the amount of income taxes that CCH II and its Restricted Subsidiaries would be required to pay for such fiscal year were CCH II and its Restricted Subsidiaries to pay such taxes as a stand-alone taxpayer; and (iii) general corporate overhead and operating expenses for such direct or indirect parent corporation of CCH II to the extent such expenses are attributable to the ownership or operation of CCH II and its Restricted Subsidiaries (which amounts pursuant to this subclause (C) shall not exceed $25 million in any fiscal year);

(10)           payments contemplated by the Plan of Reorganization, including, without limitation, Specified Fees and Expenses;

(11)           additional Restricted Payments directly or indirectly to CCH I or any other Parent for the purpose of enabling CCI to redeem, or pay dividends on, the Series A Preferred Stock so long as (i) such dividends do not exceed, and (ii) such redemptions do not exceed, the dividends and liquidation preference, respectively,  contemplated in the certificate of designation governing the Series A Preferred Stock as in effect on the Issue Date; and

(12)           additional Restricted Payments in an aggregate amount of $50 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by CCH II or any of its Restricted Subsidiaries pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of CCH II, whose resolution with respect thereto shall be delivered to the trustee. Such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $100 million.

Not later than the date of making any Restricted Payment involving an amount or fair market value in excess of $10 million, the Issuers shall deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Investments

CCH II will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           make any Restricted Investment; or

(2)           allow any of its Restricted Subsidiaries to become an Unrestricted Subsidiary, unless, in each case:

(a)           no Default or Event of Default under the Indenture shall have occurred and be continuing or would occur as a consequence thereof; and

(b)           CCH II would, at the time of, and after giving effect to, such Restricted Investment or such designation of a Restricted Subsidiary as an Unrestricted Subsidiary, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the applicable Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock.”

An Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary if such redesignation would not cause a Default.

Incurrence of Indebtedness and Issuance of Preferred Stock

CCH II will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and CCH II will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or Preferred Stock, provided that CCH II or any of its Restricted Subsidiaries may incur Indebtedness, CCH II may issue Disqualified Stock and subject to the final paragraph of this covenant below, Restricted Subsidiaries of CCH II may incur Preferred Stock if the Leverage Ratio of CCH II and its Restricted Subsidiaries would have been not greater than 5.75 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of the most recently ended fiscal quarter.

So long as no Event of Default under clauses (1), (2), (7) or (8) under “— Event of Default and Remedies” shall have occurred and be continuing after giving effect to the incurrence thereof (and the use of proceeds therefrom), the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence by CCH II and its Restricted Subsidiaries of Indebtedness under the Credit Facilities; provided that the aggregate principal amount of all Indebtedness of CCH II and its Restricted Subsidiaries outstanding under this clause (1) for all Credit Facilities of CCH II and its Restricted Subsidiaries after giving effect to such incurrence does not exceed an amount equal to $1.0 billion;

(2)           the incurrence by CCH II and its Restricted Subsidiaries of Existing Indebtedness (including under the Credit Facilities);

(3)           the incurrence on the Issue Date by CCH II of Indebtedness represented by the Notes (but not including any Additional Notes);

(4)           the incurrence by CCH II or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement, and migration) of Productive Assets of CCH II or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed, together with any related Permitted Refinancing Indebtedness permitted by clause (5) below, $75 million at any time outstanding;

(5)           the incurrence by CCH II or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, in whole or in part, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under this clause (5), the first paragraph of this covenant or clauses (2), (3) or (4) of this paragraph;

(6)           the incurrence by CCH II or any of its Restricted Subsidiaries of intercompany Indebtedness between or among CCH II and any of its Restricted Subsidiaries; provided that:

(a)           if CCH II is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than CCH II or a Restricted Subsidiary of CCH II and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either CCH II or a Restricted Subsidiary of CCH II, shall be deemed, in each case, to constitute an incurrence of such Indebtedness that was not permitted by this clause (6);

(7)           the incurrence by CCH II or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

(8)           the guarantee by CCH II or any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9)           the incurrence by CCH II or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding under this clause (9), not to exceed $300 million; and

(10)           the accretion or amortization of original issue discount and the write up of Indebtedness in accordance with purchase accounting.

In the event that an item of proposed Indebtedness (a) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above or (b) is entitled to be incurred pursuant to the first paragraph of this covenant, CCH II will be permitted to classify and from time to time to reclassify such item of Indebtedness in any manner that complies with this covenant. Once any item of Indebtedness is so reclassified, it will no longer be deemed outstanding under the category of Permitted Debt, where initially incurred or previously reclassified. For avoidance of doubt, Indebtedness incurred pursuant to a single agreement, instrument, program, facility or line of credit may be classified as Indebtedness arising in part under one of the clauses listed above or under the first paragraph of this covenant, and in part under any one or more of the clauses listed above, to the extent that such Indebtedness satisfies the criteria for such classification.

Notwithstanding the foregoing, in no event shall any Restricted Subsidiary of CCH II consummate a Subordinated Debt Financing or a Preferred Stock Financing. A “Subordinated Debt Financing” or a “Preferred Stock Financing,” as the case may be, with respect to any Restricted Subsidiary of CCH II shall mean a public offering or private placement (whether pursuant to Rule 144A under the Securities Act or otherwise) of Subordinated Notes or Preferred Stock (whether or not such Preferred Stock constitutes Disqualified Stock), as the case may be, of such Restricted Subsidiary to one or more purchasers (other than to one or more Affiliates of CCH II). “Subordinated Notes” with respect to any Restricted Subsidiary of CCH II shall mean Indebtedness of such Restricted Subsidiary that is contractually subordinated in right of payment to any other Indebtedness of such Restricted Subsidiary (including, without limitation, Indebtedness under the Credit Facilities), provided that the foregoing shall not apply to priority of Liens, including by way of intercreditor arrangements. The foregoing limitation shall not apply to:

(a)           any Indebtedness or Preferred Stock of any Person existing at the time such Person is merged with or into or becomes a Subsidiary of CCH II; provided that such Indebtedness or Preferred Stock was not incurred or issued in connection with, or in contemplation of, such Person merging with or into, or becoming a Subsidiary of, CCH II, and

(b)           any Indebtedness or Preferred Stock of a Restricted Subsidiary issued in connection with, and as part of the consideration for, an acquisition, whether by stock purchase, asset sale, merger or otherwise, in each case involving such Restricted Subsidiary, which Indebtedness or Preferred Stock is issued to the seller or sellers of such stock or assets; provided that such Restricted Subsidiary is not obligated to register such Indebtedness or Preferred Stock under the Securities Act or obligated to provide information pursuant to Rule 144A under the Securities Act.

Liens

The Indenture will provide that CCH II will not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset of CCH II, whether owned on the Issue Date or thereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

CCH II will not, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(1)           pay dividends or make any other distributions on its Capital Stock to CCH II or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to CCH II or any of its Restricted Subsidiaries;

(2)           make loans or advances to CCH II or any of its Restricted Subsidiaries; or

(3)           transfer any of its properties or assets to CCH II or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           Existing Indebtedness, contracts and other instruments as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the most restrictive Existing Indebtedness, contracts or other instruments, as in effect on the Issue Date;

(2)           applicable law;

(3)           any instrument governing Indebtedness or Capital Stock of a Person acquired by CCH II or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(4)           customary non-assignment provisions in leases, franchise agreements and other commercial agreements entered into in the ordinary course of business;

(5)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(6)           any agreement for the sale or other disposition of Capital Stock or assets of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending such sale or other disposition;

(7)           Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive at the time such restrictions become effective, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8)           Liens securing Indebtedness or other obligations otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “— Liens” that limit the right of CCH II or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(9)           provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(10)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(11)           restrictions contained in the terms of Indebtedness or Preferred Stock permitted to be incurred under the covenant described under the caption “ — Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that such restrictions are not materially more restrictive, taken as a whole, than the terms contained in the most restrictive, together or individually, of the Credit Facilities and other Existing Indebtedness as in effect on the Issue Date; and

(12)           restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and that the management of CCH II determines, at the time of such financing, will not materially impair the Issuers’ ability to make payments as required under the Notes.

Merger, Consolidation or Sale of Assets

Neither Issuer may, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(A) either:

(i)           such Issuer is the surviving Person; or

(ii)           the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that if the Person formed by or surviving any such consolidation or merger with such Issuer is a Person other than a corporation, a corporate co-issuer shall also be an obligor with respect to the Notes;

(B)           the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the trustee;

(C)           immediately after such transaction no Default or Event of Default exists; and

(D)           such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period,

(x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(y) have a Leverage Ratio immediately after giving effect to such consolidation or merger no greater than the Leverage Ratio immediately prior to such consolidation or merger.

In addition, neither of the Issuers may, directly or indirectly, lease all or substantially all of their properties or assets, in one or more related transactions, to any other Person. The foregoing clause (D) of this “Merger, Consolidation, or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among an Issuer and any of its Wholly Owned Restricted Subsidiaries.

Transactions with Affiliates

CCH II will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)           such Affiliate Transaction is on terms, taken as a whole, that are not less favorable to CCH II or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by CCH II or such Restricted Subsidiary with an unrelated Person; and

(2)           CCH II delivers to the trustee:

(a)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration given or received by CCH II or any such Restricted Subsidiary in excess of $15 million, a resolution of the Board of Directors of CCH II or CCI set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of such Board of Directors; and

(b)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration given or received by CCH II or any such Restricted Subsidiary in excess of $50 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)           any existing employment agreement and employee benefit arrangement (including stock purchase or options agreements, deferred compensation plans, and retirement, savings or similar plans) entered into by CCH II or any of its Subsidiaries and any employment agreement and employee benefit arrangements entered into by CCH II or any of its Restricted Subsidiaries in the ordinary course of business;

(2)           transactions between or among CCH II and/or its Restricted Subsidiaries;

(3)           payment of reasonable directors fees to Persons who are not otherwise Affiliates of CCH II;

(4)           customary indemnification and insurance arrangements in favor of directors and officers, regardless of affiliation with CCH II or any of its Restricted Subsidiaries;

(5)           payment of Management Fees;

(6)           Restricted Payments that are permitted by the provisions of the covenant described above under the caption “— Restricted Payments” and Restricted Investments that are permitted by the provisions of the covenant described above under the caption “— Investments”;

(7)           Permitted Investments;

(8)           transactions pursuant to agreements existing on the Issue Date, as in effect on the Issue Date, or as subsequently modified, supplemented, or amended, to the extent that any such modifications, supplements, or amendments comply with the applicable provisions of paragraph (1) of this covenant;

(9)           transactions contemplated by the Plan of Reorganization, including, without limitation, the payment of Specified Fees and Expenses;

(10)            contributions to the common equity capital of CCH II or the issue or sale of Equity Interests of CCH II;

(11)           the assignment and assumption of contracts (which contracts were entered into prior to the Issue Date on an arms-length basis in the ordinary course of business of the relevant Parent, reasonably related to the business of CCH II and the assignment and assumption of which would not result in the incurrence of any Indebtedness by CCH II or any Restricted Subsidiary) to a Restricted Subsidiary by a Parent; and

(12)           transactions with a Person that would otherwise be deemed Affiliate Transactions solely because any Issuer or a Restricted Subsidiary owns Equity Interests in such Person.

Sale and Leaseback Transactions

CCH II will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that CCH II and its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

(1)           CCH II or such Restricted Subsidiary could have

(a)           incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Leverage Ratio test in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(b)           incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Liens” or the definition of “Permitted Liens”; and

(2)           the transfer of assets in that sale and leaseback transaction is permitted by, and CCH II or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

The foregoing restrictions do not apply to a sale and leaseback transaction if the lease is for a period, including renewal rights, of not in excess of three years.

Limitations on Issuances of Guarantees of Indebtedness

CCH II will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of CCH II (the “Guaranteed Indebtedness”), unless

(1)           such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee (a “Subsidiary Guarantee”) of the payment of the Notes by such Restricted Subsidiary, and

(2)           until one year after all the Notes have been paid in full in cash, such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against CCH II or any other Restricted Subsidiary of CCH II as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee or any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

If the Guaranteed Indebtedness is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

Any Subsidiary Guarantee shall terminate upon the release of such guarantor from its guarantee of the Guaranteed Indebtedness.

Limitations on Layering

(1)           At all times, CCOH shall be a direct Restricted Subsidiary of CCH II or of a Restricted Subsidiary that Guarantees the Notes on an unsubordinated, full and unconditional basis.

(2)           CCH II shall not permit any members of the CCOH Group to guarantee or otherwise become an obligor with respect to any Indebtedness (“CCOH Guaranteed Indebtedness”) of CCH II or any Parent or any

Subsidiary of a Parent other than a member of the CCOH Group without Guaranteeing the Notes on an unsubordinated basis pursuant to the above “—Limitations on Issuances of Guarantees of Indebtedness” covenant (treating all references therein to “Guaranteed Indebtedness” as references to “CCOH Guaranteed Indebtedness”).

(3)           CCH II shall not permit any member of the CCOH Group to create a Lien on any of its assets or properties to secure the repayment of the Indebtedness of CCH II or any Parent or any Subsidiary of a Parent who is not itself a member of the CCOH Group, unless:

(i)           in the case of Liens securing Indebtedness that is subordinated in right of payment to the Notes, the Notes are secured by a Lien on such property or assets that is senior in priority to such Liens;

(ii)           and in all other cases, the Notes are equally and ratably secured;

provided that any Lien which is granted under this covenant shall be automatically discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes or Guarantees.

Payments for Consent

CCH II will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuers will furnish to the holders of the Notes, within the time periods specified in the SEC’s rules and regulations:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and, with respect to the annual information only, a report on the annual consolidated financial statements of CCH II by its independent public accountants; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

Notwithstanding anything contained herein, so long as CCI or another entity that is a guarantor of the Notes and is a Parent, consolidated reports at such Parent level in a manner consistent with this covenant for CCH II shall satisfy this covenant; provided that (x) such reports at such Parent level do not reflect the financial information or assets of any material operations other than those of the Issuers and their Subsidiaries; (y) such Parent includes in its reports information about CCH II that is required to be provided by a parent guaranteeing debt of an operating company subsidiary pursuant to Rule 3-10 of Regulation S-X or any successor rule then in effect; and (z) such reports include reasonably detailed information regarding the outstanding Indebtedness and preferred stock (including, without limitation, any such instruments held by Parents or their Subsidiaries) of CCH II.

For any fiscal quarter or fiscal year at the end of which Subsidiaries of CCH II are Unrestricted Subsidiaries, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of CCH II and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of CCH II.

In addition, after effectiveness of a registration statement registering either the exchange or the resale of the Initial Notes, whether or not required by the SEC, the Issuers will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

Events of Default and Remedies

Each of the following is an Event of Default with respect to the Notes:

(1)           default for 30 consecutive days in the payment when due of interest on the Notes;

(2)           default in payment when due of the principal of or premium, if any, on the Notes;

(3)           failure by CCH II or any of its Restricted Subsidiaries to comply with the provisions of the Indenture described under the captions “— Repurchase at the Option of Holders — Change of Control” or “— Certain Covenants — Merger, Consolidation, or Sale of Assets”;

(4)           failure by CCH II or any of its Restricted Subsidiaries for 30 consecutive days after written notice thereof has been given to the Issuers by the trustee or to the Issuers and the trustee by holders of at least 25% of the aggregate principal amount of the Notes outstanding to comply with any of their other covenants or agreements in the Indenture;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CCH II or any of its Restricted Subsidiaries (or the payment of which is guaranteed by CCH II or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a)            is caused by a failure to pay at final stated maturity the principal amount on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)           results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(6)           failure by CCH II or any of its Restricted Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $100 million, net of applicable insurance which has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days; and

(7)           CCH II or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a custodian of it or for all or substantially all of its property, or

(d)           makes a general assignment for the benefit of its creditors; or

(8)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against CCH II or any of its Significant Subsidiaries in an involuntary case;

(b)           appoints a custodian of CCH II or any of its Significant Subsidiaries or for all or substantially all of the property of CCH II or any of its Significant Subsidiaries; or

(c)           orders the liquidation of CCH II or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

In the case of an Event of Default described in the foregoing clauses (7) and (8) with respect to CCH II, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, the holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default under the Indenture (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

If a Default is deemed to occur solely because a Default (the “Initial Default”) already existed, then if such Initial Default is cured and is not continuing, the Default or Event of Default resulting solely because the Initial Default existed shall be deemed cured, and will be deemed annulled, waived and rescinded without any further action required.

The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium, if any, on, the Notes.

The Issuers will be required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuers will be required to deliver to the trustee a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

No Personal Liability of Directors, Officers, Employees, Members and Stockholders

No director, officer, employee or incorporator of the Issuers or any Parent Guarantor, as such, and no member or stockholder of the Issuers or any Parent Guarantor, as such, shall have any liability for any obligations of the Issuers or any Parent Guarantor under the Notes, the Indenture, any Note Guarantee or the Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note and any Note Guarantee waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and any Note Guarantee. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers and any Parent Guarantor may, at their option and at any time, elect to have all of their obligations discharged with respect to any outstanding Notes and any Note Guarantee (“Legal Defeasance”) except for:

(1)           the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the trust referred to below;

(2)           the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)           the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ obligations in connection therewith; and

(4)           the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers  and any Parent Guarantor released with respect to certain covenants that are described in the Indenture and any Note Guarantee (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes or any Note Guarantee. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Events of Default with respect to the Notes or any Note Guarantee.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Issuers or any Parent Guarantor must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as are expected to be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers and any Parent Guarantor must specify whether the Notes will be defeased to maturity or to a particular redemption date;

(2)           in the case of Legal Defeasance, the Issuers shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that

(a)           the Issuers and any Parent Guarantor have received from, or there has been published by, the Internal Revenue Service a ruling or

(b)           since the Issue Date, there has been a change in the applicable federal income tax law,

in either case of (a) or (b) immediately above to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuers or any Parent Guarantor shall have delivered to the trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of their Restricted Subsidiaries is a party or by which the Issuers or any of their Restricted Subsidiaries is bound;

(6)           the Issuers or any Parent Guarantor must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of the Notes over the other creditors of the Issuers or any Parent Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers, any Parent Guarantor or others; and

(7)           the Issuers or any Parent Guarantor must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered and the conditions set forth in clause 4(b) shall not apply if all applicable Notes not theretofore delivered to the trustee for cancellation

(a)           have become due and payable or

(b)           will become due and payable on the maturity date or a redemption date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers.

Amendment, Supplement and Waiver

Except as provided below, the Indenture, the Notes or any Note Guarantee may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes. This includes consents obtained in connection with a purchase of Notes, a tender offer for Notes or an exchange offer for Notes. Any existing Default or compliance with any provision of the Indenture, the Notes or any Note Guarantee (other than any provision relating to the right of any holder of a Note to bring suit for the enforcement of any payment of principal, premium, if any, and interest on the Note, on or after the scheduled due dates expressed in the Notes) may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes. This includes consents obtained in connection with a purchase of Notes, a tender offer for Notes or an exchange offer for Notes.

Without the consent of each holder affected thereby, an amendment or waiver may not (with respect to any Notes held by such holder):

(1)           reduce the principal amount of such Notes;

(2)           change the fixed maturity of such Notes or reduce the premium payable upon redemption of such Notes;

(3)           reduce the rate of or extend the time for payment of interest on such Notes;

(4)           waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)           make such Notes payable in money other than that stated in such Notes;

(6)           make any change in the provisions of the Indenture relating to waivers of past Defaults applicable to any Notes or the rights of holders thereof to receive payments of principal of, or premium, if any, or interest on such Notes;

(7)           waive a redemption payment with respect to such Notes (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”); or

(8)           make any change in the preceding amendment and waiver provisions. Notwithstanding the preceding, without the consent of any holder of Notes, the Issuers, any Parent Guarantor and the trustee may amend or supplement the Indenture, the Notes or any Note Guarantee:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)           to provide for or confirm the issuance of Additional Notes or any Exchange Notes;

(d)           to provide for the assumption of the Issuers’ or any Parent Guarantor’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets;

(e)           to add a Note Guarantee;

(f)           to release any Subsidiary Guarantee in accordance with the provisions of the Indenture;

(g)           to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(h)           add a guarantor; or

(i)           to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or otherwise as necessary to comply with applicable law.

Governing Law

The Indenture and the Notes will be governed by the laws of the State of New York.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers, the Indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the trustee indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to the Issuers at Charter Plaza, 12405 Powerscourt Drive, St. Louis, Missouri 63131, Attention: Corporate Secretary.

Certain Definitions

This section sets forth certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means the Issuers’ 13.50% senior notes due 2016 issued under the Indenture in addition to the Initial Notes (other than Notes issued in exchange or replacement for the Initial Notes).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Applicable Premium” means the excess of (x) the present value at such redemption (or deposit) date of the sum of the redemption price of such Note at November 30, 2012 (such redemption price being set forth in the table under the caption “—Optional Redemption”) plus all required interest payments due on such Note through November 30, 2012 (calculated based on the interest rate and excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption (or deposit) date plus 50 basis points over (y) the then outstanding principal amount of such Note.

 “Asset Acquisition” means

(a)           an Investment by CCH II or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of CCH II or any of its Restricted Subsidiaries or shall be merged with or into CCH II or any of its Restricted Subsidiaries, or

(b)           the acquisition by CCH II or any of its Restricted Subsidiaries of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of the Cable Related Business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of CCH II and its Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation, or Sale of Assets” and not by the provisions of the Asset Sale covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”; and

(2)           the issuance of Equity Interests by any Restricted Subsidiary of CCH II or the sale by CCH II or any Restricted Subsidiary of CCH II of Equity Interests of any Restricted Subsidiary of CCH II.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)           any single transaction or series of related transactions that:

(a)           involves assets having a fair market value of less than $100 million; or

(b)           results in net proceeds to CCH II and its Restricted Subsidiaries of less than $100 million;

(2)           a transfer of assets between or among CCH II and its Restricted Subsidiaries;

(3)           an issuance of Equity Interests by a Restricted Subsidiary of CCH II to CCH II or to another Wholly Owned Restricted Subsidiary of CCH II;

(4)           a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments,” a Restricted Investment that is permitted by the covenant described above under the caption “— Certain Covenants — Investments” or a Permitted Investment;

(5)           the incurrence of Liens not prohibited by the Indenture and the disposition of assets related to such Liens by the secured party pursuant to a foreclosure;

(6)           any transaction contemplated by the Plan of Reorganization; and

(7)           any disposition of cash or Cash Equivalents.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessee, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Code” means Title 11 of the U.S. Code.

“Bankruptcy Law” means the Bankruptcy Code or any federal or state law of any jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act) such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means the board of directors or comparable governing body of CCI or if so specified CCH II, in either case, as constituted as of the date of any determination required to be made, or action required to be taken, pursuant to the Indenture.

“Cable Related Business” means the business of owning cable television systems and businesses ancillary, complementary and related thereto.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest (other than any debt obligation) or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capital Stock Sale Proceeds” means, without duplication, the aggregate net proceeds (including the fair market value of the non-cash proceeds, as determined by an independent appraisal firm) received by CCH II or its Restricted Subsidiaries after the Issue Date, in each case

(x)           as a contribution to the common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock and other than issuances or sales to a Subsidiary of CCH II) of CCH II after the Issue Date, or

(y)           from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of CCH II that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of CCH II).

provided, however, that there shall be excluded from (x) and (y) any such contribution, issuance or sale made from or attributable to “Net Proceeds” under and as defined in the Plan of Reorganization.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having combined capital and surplus in excess of $500 million and a Thompson Bank Watch Rating at the time of acquisition of “B” or better;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having a rating at the time of acquisition of at least “P-1” from Moody’s or at least “A-1” from S&P and in each case maturing within twelve months after the date of acquisition;

(6)           corporate debt obligations maturing within twelve months after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” or “P-1” by Moody’s or “AAA” or “A-1” by S&P;

(7)           auction-rate Preferred Stocks of any corporation maturing not later than 45 days after the date of acquisition thereof, rated at the time of acquisition at least “Aaa” by Moody’s or “AAA” by S&P;

(8)           securities issued by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, maturing not later than six months after the date of acquisition thereof, rated at the time of acquisition at least “A” by Moody’s or S&P; and

(9)           money market or mutual funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses(1) through(8) of this definition.

“CCH I” means CCH I, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCH II” means CCH II, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCHC” means CCHC, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCI” means Charter Communications, Inc., a Delaware corporation, and any successor Person thereto.

“CCO” means Charter Communications Operating, LLC, a Delaware limited liability company and any successor Person thereto.

“CCOH” means CCO Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.

“CCOH Group” means (i) CCOH (or any successor thereto) and (ii) each Subsidiary thereof that is a Restricted Subsidiary.

“CCOH Group Indebtedness” means any Indebtedness of any member or members of the CCOH Group, so long as such Indebtedness does not constitute a Guarantee of, or other credit support for, any Indebtedness of any Person other than a member of the CCOH Group.

“Change of Control” means the occurrence of any of the following:

(1)           the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of CCH II and its Subsidiaries, taken as a whole, or of a Parent and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Parent, CCH II or a Restricted Subsidiary;

(2)           the adoption of a plan relating to the liquidation or dissolution of CCH II or a Parent (except the liquidation of any Parent into any other Parent);

(3)           the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any “person” (as defined above) other than a Parent becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of CCH II or a Parent, measured by voting power rather than the number of shares;

(4)           after the Issue Date, the first day on which a majority of the members of the Board of Directors of CCI are not Continuing Directors; or

(5)           CCH II or a Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, CCH II or a Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of CCH II or such Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of CCH II or such Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

Notwithstanding the foregoing, (A) a “person” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement and (B) any holding company whose only material asset is Equity Interests of CCH II or any Parent shall not itself be considered a “person” for purposes of clause (1) or (3) of this definition.

“Charter Holdings” means Charter Communications Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.

“Charter Refinancing Subsidiary” means any direct or indirect wholly owned Subsidiary (and any related corporate co-obligor if such Subsidiary is a limited liability company or other association not taxed as a corporation) of CCI or Charter Communications Holding Company, LLC, which is or becomes a Parent.

“CIH” means CCH I Holdings, LLC, a Delaware limited liability company, and any successor Person thereto.

“Consolidated EBITDA” means with respect to any Person, for any period, the  consolidated net income (or net loss) of such Person and its Restricted Subsidiaries for such period calculated in accordance with GAAP plus, to the extent such amount was deducted in calculating such net income:

(1)           Consolidated Interest Expense;

(2)           income taxes;

(3)           depreciation expense;

(4)           amortization expense;

(5)           all other non-cash items, extraordinary items and nonrecurring and unusual items (including without limitation any restructuring charges and charges related to litigation settlements or judgments) and the cumulative effects of changes in accounting principles reducing such net income, less all non-cash items, extraordinary items, nonrecurring and unusual items and cumulative effects of changes in accounting principles increasing such net income;

(6)           amounts actually paid during such period pursuant to a deferred compensation plan; and

(7)           for purposes of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” Management Fees;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP, provided that Consolidated EBITDA shall not include, without duplication:

   (x)           the net income (or net loss) of any Person that is not a Restricted Subsidiary (“Other Person”), except

(i)           with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such Other Person during such period; and

(ii)           with respect to net losses, to the extent of the amount of investments made by such Person or any Restricted Subsidiary of such Person in such Other Person during such period;

        (y)           solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to the second clause (3) in the first paragraph of the covenant described under the caption “— Certain Covenants — Restricted Payments” (and in such case, except to the extent includable pursuant to clause (x) above), the net income (or net loss) of any Other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any Restricted Subsidiaries or all or substantially all of the property and assets of such Other Person are acquired by such Person or any of its Restricted Subsidiaries; and

                (z)           any effects of fresh-start accounting adjustments.

 “Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of:

(1)           the total amount of outstanding Indebtedness of such Person and its Restricted Subsidiaries, plus

(2)           the total amount of Indebtedness of any other Person that has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus

(3)           the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and

(2)           the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

(3)           any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); in each case, on a consolidated basis and in accordance with GAAP, excluding, however, any amount of such interest of any Restricted Subsidiary of the referent Person if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of CCI who:

(1)           was a member of the Board of Directors of CCI on the Issue Date; or

(2)           was nominated for election or elected to the Board of Directors of CCI with the approval of a majority of the Continuing Directors who were members of such Board of Directors of CCI at the time of such nomination or election or whose election or appointment was previously so approved.

“Credit Facilities” means, with respect to CCH II and/or its Restricted Subsidiaries, one or more debt facilities or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease or conveyance, or other disposition of all or substantially all of such Person’s assets or Capital Stock.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require CCH II to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that CCH II may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any private or public offering of Qualified Capital Stock of CCH II (other than to a Parent or one of its Subsidiaries) or a Parent of which the gross cash proceeds to CCH II or received by CCH II as a capital contribution from such Parent (directly or indirectly), as the case may be, are at least $25 million, other than public offerings with respect to CCH II’s membership interests or a Parent’s membership interests or common stock, as applicable, registered on Form S-8, provided that the offering of Qualified Capital Stock issued pursuant to the Plan of Reorganization shall not constitute an “Equity Offering”.

“Existing Indebtedness” means Indebtedness of CCH II and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Guarantee” or “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the guarantee.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)           interest rate option agreements, foreign currency exchange agreements, foreign currency swap agreements; and

(3)           other agreements or arrangements designed to protect such Person against fluctuations in interest and currency exchange rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)           represented by Hedging Obligations only to the extent an amount is then owed and is payable pursuant to the terms of such Hedging Obligations, if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)           the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)           the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means November 30, 2009.

“Leverage Ratio” means, as to CCH II, as of any date, the ratio of:

(1)           the Consolidated Indebtedness of CCH II on such date to

(2)           the aggregate amount of Consolidated EBITDA for CCH II for the most recently ended fiscal quarter for which internal financial statements are available (the “Reference Period”) multiplied by four.

In addition to the foregoing, for purposes of this definition, “Consolidated EBITDA” shall be calculated on a pro forma basis after giving effect to

(1)           the issuance of the Notes;

(2)           the incurrence of the Indebtedness or the issuance of the Disqualified Stock by CCH II or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or issuance (and the application of the proceeds therefrom) or repayment of other Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary, other than the incurrence or repayment of Indebtedness for ordinary working capital purposes, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period; and

(3)           any Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for or issuing Indebtedness, Disqualified Stock or Preferred Stock) made on or subsequent to the first day of the Reference Period and on or prior to the date of determination, as if such Disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness, Disqualified Stock or Preferred Stock and also including any Consolidated EBITDA associated with such Asset Acquisition, including any cost savings adjustments in compliance with Regulation S-X promulgated by the SEC) had occurred on the first day of the Reference Period.

In calculating the Leverage Ratio, the Consolidated Indebtedness of CCH II on such date shall not include Indebtedness incurred pursuant to paragraph (1) under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” that is or was incurred in connection with the transaction for which the calculation is being made.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Fees” means the fees (including expense reimbursements) payable to any Parent pursuant to the management and mutual services agreements between any Parent of CCH II and CCO or between any Parent of CCH II and other Restricted Subsidiaries of CCH II or pursuant to the limited liability company agreements of certain Restricted Subsidiaries as such management, mutual services or limited liability company agreements exist on the Issue Date (or, if later, on the date any new Restricted Subsidiary is acquired or created), including any amendment or replacement thereof, provided, that any such new agreements or amendments or replacements of existing agreements, taken as a whole, are not more disadvantageous to the holders of the Notes in any material respect than such agreements existing on the Issue Date and further provided, that such new, amended or replacement management agreements do not provide for percentage fees, taken together with fees under existing agreements, any higher than 3.5% of CCI’s consolidated total revenues for the applicable payment period.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by CCH II or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof or taxes paid or payable as a result thereof (including amounts distributable in respect of owners’, partners’ or members’ tax liabilities resulting from such sale), in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness.

“Non-Recourse Debt” means Indebtedness:

(1)    as to which neither CCH II nor any of its Restricted Subsidiaries

(a)    provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

(b)    is directly or indirectly liable as a guarantor or otherwise; or

(c)    constitutes the lender;

(2)    no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of CCH II or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)    as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of CCH II or any of its Restricted Subsidiaries.

“Note Guarantee” means the unconditional Guarantee by any Parent of the Issuers’ payment Obligations under the Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Indebtedness, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a case under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such case.

“Parent” means CCH I, CIH, Charter Holdings, CCHC, Charter Communications Holding Company, LLC, CCI and/or any direct or indirect Subsidiary of the foregoing 100% of the Capital Stock of which is owned directly or indirectly by one or more of the foregoing Persons, as applicable, and that directly or indirectly beneficially owns 100% of the Capital Stock of CCH II, and any successor Person to any of the foregoing.

“Parent Guarantor” means any Parent that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

“Permitted Investments” means:

(1)           any Investment by CCH II in a Restricted Subsidiary thereof, or any Investment by a Restricted Subsidiary of CCH II in CCH II or in another Restricted Subsidiary of CCH II;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by CCH II or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of CCH II; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, CCH II or a Restricted Subsidiary of CCH II;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(5)           any Investment made out of the net cash proceeds of the issue and sale (other than to a Subsidiary of CCH II) of Equity Interests (other than Disqualified Stock) or cash contributions to the common equity of CCH II, in each case after the Issue Date, to the extent that such net cash proceeds have not been applied to make a Restricted Payment or to effect other transactions pursuant to the covenant described under “— Certain Covenants — Restricted Payments” (with the amount of usage of the basket in this clause (5) being determined net of the aggregate amount of principal, interest, dividends, distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment, but not to exceed the initial amount of such Investment);

(6)           other Investments (which Investments shall not be used for the payment of dividends or distributions with respect to Equity Interests of CCH II or for the repayment, prepayment, purchase, defeasance or other retirement of indebtedness that is subordinated in right of payment to the Notes) in any Person (other than any Parent) having an aggregate fair market value when taken together with all other Investments in any Person made by CCH II and its Restricted Subsidiaries (without duplication) pursuant to this clause (6) from and after the Issue Date, not to exceed $650 million (initially measured on the date each such Investment was made and without giving effect to subsequent changes in value, but reducing the amount outstanding by the aggregate amount of principal, interest, dividends, distributions, repayments, proceeds or other value otherwise returned or recovered in respect of any such Investment, but not to exceed the initial amount of such Investment) at any one time outstanding;

(7)           Investments in customers and suppliers in the ordinary course of business which either

(A) generate accounts receivable, or

(B) are accepted in settlement of bona fide disputes.

(8)           Investments consisting of payments by CCH II or any of its subsidiaries of amounts that are neither dividends nor distributions but are payments of the kind described in clause (4) of the second paragraph of the covenant  described above under the caption “— Certain Covenants — Restricted Payments” to the extent such payments constitute Investments;

(9)           regardless of whether a Default then exists, Investments in any Unrestricted Subsidiary made by CCH II and/or any of its Restricted Subsidiaries with the proceeds of distributions from any Unrestricted Subsidiary; and

(10)           any Investment by CCH II or any of its Restricted Subsidiaries so long as the proceeds of such Investment are used to pay Specified Fees and Expenses.

“Permitted Liens” means:

(1)           Liens on the assets of the CCOH Group securing CCOH Group Indebtedness and related Obligations;

(2)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with CCH II; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with CCH II and related assets, such as the proceeds thereof;

(3)           Liens on property existing at the time of acquisition thereof by CCH II; provided that such Liens were in existence prior to the contemplation of such acquisition;

(4)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(5)           purchase money mortgages or other purchase money Liens (including, without limitation, any Capitalized Lease Obligations) incurred by CCH II upon any fixed or capital assets acquired after the Issue Date or purchase money mortgages (including, without limitation, Capital Lease Obligations) on any such assets, whether or not assumed, existing at the time of acquisition of such assets, whether or not assumed, so long as

(a)           such mortgage or lien does not extend to or cover any of the assets of CCH II, except the asset so developed, constructed, or acquired, and directly related assets such as enhancements and modifications thereto, substitutions, replacements, proceeds (including insurance proceeds), products, rents and profits thereof, and

(b)           such mortgage or lien secures the obligation to pay all or a portion of the purchase price of such asset, interest thereon and other charges, costs and expenses (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement, and migration) and is incurred in connection therewith (or the obligation under such Capitalized Lease Obligation) only;

(6)           Liens existing on the Issue Date and replacement Liens therefor that do not encumber additional property;

(7)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8)           statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(9)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(10)         Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligation, bankers’ acceptance, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(11)         easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of CCH II or any of its Restricted Subsidiaries;

(12)           Liens of franchisors or other regulatory bodies arising in the ordinary course of business;

(13)           Liens arising from filing Uniform Commercial Code financing statements regarding leases or other Uniform Commercial Code financing statements for precautionary purposes relating to arrangements not constituting Indebtedness;

(14)           Liens arising from the rendering of a final judgment or order against CCH II or any of its Restricted Subsidiaries that does not give rise to an Event of Default;

(15)           Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16)           Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations and forward contracts, options, future contracts, future options or similar agreements or arrangements designed solely to protect CCH II or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(17)           Liens consisting of any interest or title of licensor in the property subject to a license;

(18)           Liens on the Capital Stock of Unrestricted Subsidiaries;

(19)           Liens arising from sales or other transfers of accounts receivable which are past due or otherwise doubtful of collection in the ordinary course of business;

(20)           Liens incurred with respect to obligations which in the aggregate do not exceed $50 million at any one time outstanding;

(21)           Liens in favor of the trustee arising under the Indenture and similar provisions in favor of trustees or other agents or representatives under indentures or other agreements governing debt instruments entered into after the date hereof;

(22)           Liens in favor of the trustee for its benefit and the benefit of holders of the Notes, as their respective interests appear; and

(23)           Liens securing Permitted Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was secured or was permitted to be secured by such Liens.

“Permitted Refinancing Indebtedness” means any Indebtedness of CCH II or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used within 60 days after the date of issuance thereof to extend, refinance, renew, replace, defease or refund, other Indebtedness of CCH II or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that unless permitted otherwise by the Indenture, no Indebtedness of any Restricted Subsidiary may be issued in exchange for, nor may the net proceeds of Indebtedness be used to extend, refinance, renew, replace, defease or refund, Indebtedness of CCH II; provided further that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) plus accrued interest and premium, if any, on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), except to the extent that any such excess principal amount  (or accreted value, as applicable) would be then permitted to be incurred by other provisions of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

(2)           such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Plan of Reorganization” means the Plan of Reorganization of Charter Communications, Inc., et al. dated March 27, 2009 and confirmed by the United States Bankruptcy Court for the Southern District of New York on November 17, 2009.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which, by its terms, is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Productive Assets” means assets (including assets of a Person owned directly or indirectly through ownership of Capital Stock) of a kind used or useful in the Cable Related Business.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Rating Agencies” means Moody’s and S&P.

“Refinancing Specified Parent Indebtedness” means, with respect to Specified Parent Indebtedness, new Indebtedness incurred by a Parent to refinance (a) such Specified Parent Indebtedness or (b) Refinancing Specified Parent Indebtedness in respect of such Specified Parent Indebtedness; provided that while such  new Indebtedness is outstanding, the Specified Parent Indebtedness being refinanced (if it had remained outstanding) would continue to qualify as Specified Parent Indebtedness.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Series A Preferred Stock” means the 15% Series A Preferred Stock of CCI issued pursuant to the Plan of Reorganization, including any Series A Preferred Stock issued, or deemed issued pursuant to the terms thereof as they exist on the Issue Date.

“Significant Subsidiary” means (a) with respect to any Person, any Restricted Subsidiary of such Person which would be considered a “Significant Subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and (b) in addition, with respect to CCH II, Capital Corp.

“Special Interest” means special or additional interest in respect of the Notes that is payable by the Issuers as liquidated damages upon specified registration defaults pursuant to the Registration Rights Agreement.

“Specified Fees and Expenses” has the meaning assigned to such term in the Plan of Reorganization.

“Specified Parent Indebtedness” means Indebtedness incurred by a Parent whose proceeds are contributed to CCH II (whether as an equity investment or in the form of an exchange for Indebtedness of CCH II) and used to benefit the business of CCH II and its Restricted Subsidiaries and not used directly or indirectly to pay a dividend from CCH II; provided that CCH II shall, within 5 business days of such incurrence, deliver to the trustee an officers’ certificate specifying such Indebtedness as “Specified Parent Indebtedness” and disclosing the use of proceeds therefrom.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness on the Issue Date, or, if none, the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)           any corporation, association or other business entity of which at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and, in the case of any such entity of which 50% of the total voting power of shares of Capital Stock is so owned or controlled by such Person or one or more of the other Subsidiaries of such Person, such Person and its Subsidiaries also have the right to control the management of such entity pursuant to contract or otherwise; and

(2)           any partnership

(a)           the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or

(b)           the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption (or deposit) date of the United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption (or deposit) date (or, if such Statistical Release is no longer published, any publicly available source of similar market date)) most nearly equal to the period from such redemption (or deposit) date to November 30, 2012; provided, however, that if the period from such redemption (or deposit) date to November 30, 2012, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of CCH II that is designated by the Board of Directors of CCH II as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           is not party to any agreement, contract, arrangement or understanding with CCH II or any Restricted Subsidiary of CCH II unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to CCH II or such Restricted Subsidiary of CCH II than those that might be obtained at the time from Persons who are not Affiliates of CCH II unless such terms constitute Investments permitted by the covenant described above under the caption “— Certain Covenants — Investments,” Permitted Investments, Asset Sales

permitted under the covenant described above under the caption “— Repurchase at the Option of the Holders — Asset Sales” or sale-leaseback transactions permitted by the covenant described above under the caption “Certain Covenants — Sale and Leaseback Transactions”;

(3)           is a Person with respect to which neither CCH II nor any of its Restricted Subsidiaries has any direct or indirect obligation

(a)           to subscribe for additional Equity Interests or

(b)           to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of CCH II or any of its Restricted Subsidiaries; and

(5)           does not own any Capital Stock of any Restricted Subsidiary of CCH II.

Any designation of a Subsidiary of CCH II as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Investments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of CCH II as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” CCH II shall be in default of such covenant. The Board of Directors of CCH II may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1)           such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2)           no Default or Event of Default would be in existence immediately following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or comparable governing body of such Person.

 “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying

(a)           the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(b)           the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding common equity interests or other ownership interests of which (other than directors’ qualifying shares)

shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The Notes are represented by global notes in definitive, fully registered form, without interest coupons (collectively, the “Global Notes”).

The Global Notes have been deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each Global Note is limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants; and

•
ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the applicable indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the applicable indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Note will be made by the Trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the applicable indenture should occur.

IMPORTANT UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE
SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain U.S. federal income and, in the case of non-U.S. holders (as defined below), U.S. federal income and estate tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof.  Except where noted, this summary deals only with Notes that are held as capital assets.

As used herein, a “U.S. holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;
•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term "non-U.S. holder" means a beneficial owner of the Notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to a person who is subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;
•	a financial institution;
•	a regulated investment company;
•	a real estate investment trust;
•	a tax-exempt organization;
•	an insurance company;
•	a person holding the Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for its securities;
•	a person liable for alternative minimum tax;
•	a partnership or other pass-through entity for U.S. federal income tax purposes, or a person who is an investor in such a pass-through entity;
•	a U.S. holder whose "functional currency" is not the U.S. dollar;
•	a controlled foreign corporation;
•	a passive foreign investment company; or
•	a U.S. expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

This section does not discuss the U.S. federal income tax consequences that may be relevant to a partnership or other pass-through entity or to the partners or members of such an entity.  If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership (or a partner in a partnership) holding Notes, you should consult your own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Notes.

If the amount or timing of any additional payments on a Note is contingent, the Note could be subject to special rules that apply to contingent payment debt instruments.  These rules generally require a U.S. holder to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption, repurchase, conversion, retirement or other disposition of a Note before the resolution of the contingencies and may require a U.S. holder to accrue interest income at a different rate than would otherwise be required.  We may be required to make additional payments on the Notes under certain circumstances, as described in “Description of the Notes -- Optional Redemption.”  We intend to take the position for U.S. federal income tax purposes that the possibility of such additional payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments.  This position is based in part on our determinations, as of the date of issuance of the notes, regarding the likelihood that certain contingencies will occur.  Our position is binding on a U.S. holder unless the U.S holder discloses a contrary position to the IRS.  However, our position is not binding on the IRS and the IRS may take a contrary position from that described above, which could affect the timing and character of income from the notes.  The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

This summary does not represent a detailed description of the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the Notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that may apply to U.S. holders of the Notes.

Payments of Interest on Notes

Stated interest on a Note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

The Notes were not initially offered at a discount, and thus the notes should not be treated as issued with original issue discount for U.S. federal income tax purposes.

Market Discount

If a U.S. holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount that the U.S. holder has not previously included in income and is treated as having accrued on the Note at the time of its payment or disposition.

In addition, a U.S. holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the

Note.  The U.S. holder may elect, on a Note-by-Note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. If you are a U.S. holder, you should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless a U.S. holder elects to accrue the discount on a constant interest method.  The U.S. holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium

If a U.S. holder purchases a Note for an amount in excess of its principal amount, the U.S. holder will be considered to have purchased the Note at a "premium." A U.S. holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in income under the U.S. holder’s regular accounting method. If a U.S. holder has elected to amortize the premium, the amortizable bond premium will reduce interest income. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss the U.S. holder would otherwise recognize on disposition of the Note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Notes

Upon the sale, exchange, retirement, or other taxable disposition of a Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the adjusted tax basis of the Note. A U.S. holder’s adjusted tax basis in a Note will, in general, be the U.S. holder’s cost for that Note increased by market discount previously included in income and reduced by any amortized premium or cash payments on the Note.

A U.S. holder’s gain or loss on the sale, exchange, retirement, or other taxable disposition of a Note will generally be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income and estate tax consequences that may apply to non-U.S. holders of the Notes.

U.S. Federal Withholding Tax

As a general rule, there is a 30% (or a lower rate, if reduced by a U.S. income tax treaty) nonrefundable withholding tax imposed upon payments of interest from a U.S. source to a non-U.S. person.  This 30% U.S. federal withholding tax should likely not apply to payments of interest on the Notes to a non-U.S. holder under the "portfolio interest” exemption, provided that:

•	interest paid on the Notes is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;
•
the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of the Issuers’ voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	the non-U.S. holder is not a controlled foreign corporation that is related to the Issuers actually or constructively through stock ownership;
•	the non-U.S. holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and
•
either (a) the non-U.S. holder provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person as defined under the

Code or (b) the non-U.S. holder holds its Notes through certain foreign intermediaries and satisfies the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If a non-U.S. holder cannot satisfy the requirements for the “portfolio interest” exemption described above, payments of interest made to the non-U.S. holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the Issuers (or the paying agent) with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or
•
IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (as discussed below under "U.S. Federal Income Tax").

Alternative documentation may be acceptable in certain situations.  The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that a non-U.S. holder realizes on the sale, exchange, retirement or other disposition of a Note.

U.S. Federal Income Tax

Any gain realized on the disposition of a Note generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	a non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, then the non-U.S. Holder will be subject to U.S. federal income tax on that gain or interest on a net income basis (although the non-U.S. holder will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in "U.S. Federal Withholding Tax" are satisfied) in generally the same manner as if the non-U.S. holder was a United States person as defined under the Code. In addition, if a non-U.S. holder is a foreign corporation and is described in the first bullet point above, the non-U.S. holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such gain or interest, subject to adjustments.  If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, conversion or other taxable disposition of the Notes, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

U.S. Federal Estate Tax

A non-U.S. holder’s estate will not be subject to U.S. federal estate tax on Notes beneficially owned by the non-U.S. holder at the time of the non-U.S. holder’s death, provided that any payment to the non-U.S. holder on the Notes would be eligible for exemption from the 30% U.S. federal withholding tax under the "portfolio interest” rule described above under "U.S. Federal Withholding Tax" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of principal and interest paid on the Notes and to the proceeds of the sale or other disposition of a Note paid to a U.S. holder (unless the U.S. holder is an exempt recipient such as a corporation). Backup withholding may apply to such payments if a U.S. holder fails to provide a taxpayer identification number or a certification that the U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the Issuers must report to the IRS and to a non-U.S. holder the amount of interest paid to the non-U.S. holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest on the Notes that the Issuers make to the non-U.S. holder provided that the Issuers do not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code, and the Issuers have received from the non-U.S. holder the required certification that the non-U.S. holder is a non-U.S. Person described above in the fifth bullet point under "Certain Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax."

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a redemption) of Notes within the United States or conducted through certain United States-related financial intermediaries, unless a non-U.S. holder certifies to the purchaser under penalties of perjury that the non-U.S. holder is a non-U.S. holder (and the purchaser does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code), or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We are registering the Notes to permit public secondary trading of the Notes by the holders from time to time after the date of this prospectus.  We will not receive any of the proceeds from the offering or sale by the selling securityholders of the Notes covered by this prospectus. The selling securityholder may sell all or a portion of the Notes beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Notes are sold through underwriters or broker-dealers, the selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the Notes may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Notes as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 or Rule 144A;

•	broker-dealers may agree with the selling securityholder to sell a specified amount of such Notes at a stipulated price;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling Notes to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the Notes for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Notes, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Notes in the course of hedging in positions they assume. The selling securityholder may also sell Notes short and deliver Notes covered by this prospectus to close out short positions and to return borrowed Notes in connection with such short sales. The selling securityholder may also loan or pledge Notes to broker-dealers that in turn may sell such Notes.

The selling securityholders and any broker-dealer participating in the distribution of the Notes may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. At the time a particular offering of the Notes is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Notes being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

There can be no assurance that the selling securityholders will sell any or all of the Notes pursuant to the shelf registration statement, of which this prospectus forms a part.

We will pay all expenses of the registration of the Notes pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees; provided, however, that the selling security holders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act of 1933, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act of 1933, that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Notes will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Notes offered in this prospectus will be passed upon for the Issuers by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The consolidated financial statements of Charter Communications, Inc. and subsidiaries as of December 31, 2009 (Successor Company) and 2008 (Predecessor Company) (collectively, the Company), and for the one month ended December 31, 2009 (Successor Company), the eleven months ended November 30, 2009 (Predecessor Company) and for each of the years in the two-year period ended December 31, 2008 (Predecessor Company), and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing in our Annual Report on Form 10-K for the year ended December 31, 2009, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2009 consolidated financial statements refers to the adoption of AICPA Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (included in FASB ASC Topic 852, Reorganizations), effective as of November 30, 2009, and  Financial Accounting Standards Board Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51 (included in FASB ASC Topic 810, Consolidations), effective January 1, 2009.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered.  All amounts except the SEC registration fee are estimated.
Amount
SEC registration fee	$ 38,458
Accounting fees and expenses	100,000
Legal fees and expenses	200,000
Printing fees and expenses	80,000
Total	$ 418,458

Item 14.   Indemnification of Directors and Officers.

We have and intend to maintain director and officer liability insurance, if available on reasonable terms.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Under Charter’s Certificate of Incorporation and By-laws

Charter’s Amended and Restated Certificate of Incorporation allows it to indemnify its officers and directors to the fullest extent permitted by the DGCL or other applicable law.  In addition, Charter’s Amended and Restated By-laws provide that it must indemnify our directors and officers to the fullest extent permitted by the DGCL. Charter’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors to Charter or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

Indemnification Under the Delaware General Corporation Law

Section 145 of the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful.  A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation.  Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Charter has entered into indemnification agreements that require it to indemnify each of its directors and officers to the fullest extent permitted by law for any claims made against each of these persons because he or she is, was or may be deemed to be a stockholder, director, officer, employee, controlling person, agent or fiduciary of Charter or any of our subsidiaries.  Charter is obligated to pay the expenses of these persons in connection with any claims that are subject to the agreement.

Indemnification Under the Limited Liability Company Agreement of CCH II

The limited liability company agreement of CCH II provides that the members, the manager, the directors, their affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of CCH II, shall be indemnified and held harmless by CCH II to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding arising out of or incidental to such indemnifiable person’s acts or omissions on behalf of CCH II. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Payment of these indemnification obligations shall be made from the assets of CCH II and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

Indemnification Under the Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

Indemnification Under the By-Laws of CCH II Capital

The bylaws of CCH II Capital require CCH II Capital, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of CCH II Capital or is or was serving at the request of CCH II Capital as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys’ fees, judgments, amounts paid in settlement, fines, ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith.

Item 15.   Recent Sales of Unregistered Securities.

On April 28, 2010, Charter guaranteed notes issued in a transaction exempt pursuant to Rule 144A and Regulation S by its subsidiary, CCO Holdings, LLC (“CCOH”).  Such notes included $900 million of 7.875% Senior Notes due 2018 and $700 million of 8.125% Senior Notes due 2020.  The initial purchasers included Credit Suise Securities (USA) LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and J.P. Morgan Securities Inc.  Charter did not receive any proceeds for providing the guarantee of the notes.  The proceeds received by CCOH were used to repay debt of CCOH and its subsidiary, Charter Communications Operating, LLC.

On the Effective Date, all existing shares of Charter’s old common stock were cancelled pursuant to the Plan.  In addition, pursuant to the Plan on the Effective Date, Charter issued (i) approximately 21.1 million shares of Class A Common Stock pro rata to holders of CCH I Notes Claims (the “New Class A Global Stock”); (ii) approximately 86.6 million shares of Class A Common Stock to creditors that exercised rights received in a rights offering; (iii) approximately 2.1 million shares of Class A Common Stock to certain parties for exercising a certain overallotment option (collectively with the common stock issued in (ii) of this paragraph, the “New Class A Certificated Stock”, and together with the New Class A Global Stock, the “New Class A Stock”); (iv) approximately 2.2 million shares of Class B Common Stock to Charter Investment, Inc. (the “New Class B Stock,” and together with the New Class A Stock, the “New Common Stock”); (v) approximately 5.5 million shares of preferred stock (the “Preferred Stock”); (vi) warrants to purchase approximately 4.7 million shares of New Class A Stock to Charter Investment, Inc. (the “CII Warrants”); (vii) warrants to purchase approximately 6.4 million shares of New Class A Stock to holders of CIH Notes (the “CIH Warrants”); and (viii) warrants to purchase approximately 1.3 million shares of New Class A Stock (the “CCH Warrants”).  On the Effective Date, CCH II also issued approximately $1.7 billion of CCH II notes, guaranteed by Charter, in exchange for CCH II notes in the principal amount of approximately $1.5 billion pursuant to exemptions under Section 1145 of the Bankruptcy Code and Rule 144A under the Securities Act.  In addition, as part of the Plan, the holders of the CCH II notes received and transferred to Mr. Paul G. Allen $85 million of new CCH II notes which were exempt from registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and Section 4(2) of the Securities Act.  Based on the Plan and Confirmation Order entered by the Bankruptcy Court on November 17, 2009, (i) the issuance of shares of New Class A Global Stock, the Preferred Stock, the CIH Warrant (including shares of common stock issuable upon exercise thereof) and the CCH Warrants (including shares of common stock issued upon exercise thereof) described in the preceding sentence are exempt from registration requirements of the Securities Act, in reliance on Section 1145 of the Bankruptcy Code, and (ii) shares of New Class B Stock, New Class A Certificated Stock and CII Warrants described in the preceding sentence are exempt from registration requirements of the Securities Act in reliance on Section 4(2) of the Securities Act.

As of the Effective Date, there was an aggregate of 100 membership units in Charter Holdco outstanding, of which 99 were held by Charter and one (1) was held by Charter Investment, Inc.  As permitted by an Exchange Agreement, dated as of the Effective Date, entered into among Charter, Charter Investment, Inc. and Mr. Paul Allen, on December 28, 2009, Charter Investment, Inc. exchanged 0.81 Holdco Unit for 907,698 shares of Class A Common Stock plus $1,000, and on February 8, 2010, Charter Investment, Inc. exchanged its remaining 0.19 Holdco Unit for 212,923 shares of Class A Common Stock.  The Class A Common Stock issued to Charter Investment, Inc. and Mr. Paul Allen pursuant to the Exchange Agreement is exempt from registration requirements of the Securities Act in reliance on Section 4(2) of the Securities Act.

On August 29, 2008, Charter issued 4,699,986 shares of its class A common stock to holders of 36,713 shares of  series A convertible redeemable preferred stock in a transaction exempt from registration under section 3(a)(9) of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules.

Reference is made to the Exhibit Index filed as part of this Registration Statement.

Item 17.  Undertakings

a) Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

c)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

d)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e)
The undersigned hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Item 21. Exhibits and Financial Schedules.

Exhibits

Reference is made to the Exhibit Index filed as part of this Registration Statement.

Financial Statement Schedules

Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 22. Undertakings.

The undersigned registrants hereby undertake that:

(1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of Saint Louis, State of Missouri, on August 20, 2010.

                CHARTER COMMUNICATIONS, INC.;
                Registrant

                By: /s/ Kevin D. Howard
                Kevin D. Howard
                Senior Vice President – Finance, Interim Chief Financial Officer,
                Controller and Chief Accounting Officer

                CCH II, LLC,
                Registrant

                By: CHARTER COMMUNICATIONS, INC.,
                Sole Manager

                By: /s/ Kevin D. Howard
                Kevin D. Howard
                Senior Vice President – Finance, Interim Chief Financial Officer,
                Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Michael J. Lovett Michael J. Lovett	President, Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2010
/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President – Finance, Interim Chief Financial Officer, Controller and Chief Accounting Officer (Principal Financial Officer) (Principal Accounting Officer)	August 20, 2010
* Eric L. Zinterhofer	Director	August 20, 2010
* W. Lance Conn	Director	August 20, 2010
* Darren Glatt	Director	August 20, 2010
* Bruce A. Karsh	Director	August 20, 2010

Signature	Title	Date
* John D. Markley, Jr.	Director	August 20, 2010
* William L. McGrath	Director	August 20, 2010
* David C. Merritt	Director	August 20, 2010
* Christopher M. Temple	Director	August 20, 2010
* Robert Cohn	Director	August 20, 2010
/s/ Craig A. Jacobson Craig A. Jacobson	Director	August 20, 2010

* By: /s/  Richard Dykhouse__________________

      As Attorney-in-fact

POWER OF ATTORNEY

The undersigned constitutes and appoints Gregory L. Doody, Richard R. Dykhouse and Paul J. Rutterer, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Craig A. Jacobson Craig A. Jacobson	Director	August 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Saint Louis, State of Missouri, on August 20, 2010.

                CCH II CAPITAL CORP.;
                Registrant

                By: /s/ Kevin D. Howard
                Kevin D. Howard
                Senior Vice President – Finance, Interim Chief Financial Officer,
                                                                Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of the registrants.

Signature	Title	Date
/s/ Michael J. Lovett Michael J. Lovett	President, Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2010
/s/ Kevin D. Howard Kevin D. Howard	Senior Vice President – Finance, Interim Chief Financial Officer, Controller and Chief Accounting Officer (Principal Financial Officer) (Principal Accounting Officer)	August 20, 2010

Exhibit	Description

2.1
Debtors’ Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on May 1, 2009 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-11435 (Jointly Administered) (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on August 6, 2009 (File No. 001-33664).

2.2
Debtors’ Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on July 15, 2009 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-11435 (Jointly Administered) (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on August 6, 2009 (File No. 001-33664).

3.1
Amended and Restated Certificate of Incorporation of Charter Communications, Inc. (originally incorporated July 22, 1999) (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K of Charter Communications, Inc. filed on August 20, 2010 (File No. 001-33664)).

3.2
Amended and Restated By-laws of Charter Communications, Inc. as of November 30, 2009 (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

3.3
Certificate of Formation of CCH II, LLC (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the registration statement on Form S-4 of CCH II, LLC and CCH II Capital Corporation filed on March 24, 2004 (File No. 333-111423)).

3.4
Amended and Restated Limited Liability Company Agreement of CCH II, LLC, dated as of November 30, 2009 (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-4 of CCH II, LLC and CCH II Capital Corp. filed on January 15, 2010 (File No. 333-164381)).

3.5
Amended and Restated Certificate of Incorporation of CCH II Capital Corp. dated as of November 30, 2009 (incorporated by reference to Exhibit 3.3 to the registration statement on Form S-4 of CCH II, LLC and CCH II Capital Corp. filed on January 15, 2010 (File No. 333-164381)).

3.6
Amended and Reinstated By-laws of CCH II Capital Corporation (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the registration statement on Form S-4 of CCH II, LLC and CCH II Capital Corporation filed on March 24, 2004 (File No. 333-111423)).

4.1
Indenture relating to the 13.50% senior notes due 2016, dated as of November 30, 2009, by and among CCH II, LLC, CCH II Capital Corp. and The Bank of New York Mellon Trust Company, NA (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

4.2
Charter Communications, Inc.'s Note Guarantee of 13.50% Senior Notes due 2016 issued by CCH II, LLC and CCH II Capital Corp. (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed on June 22, 2010 (File No. 001-33664)).

4.3
Warrant Agreement, dated as of November 30, 2009, by and between Charter Communications, Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

4.4
Warrant Agreement, dated as of November 30, 2009, by and between Charter Communications, Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

4.5
Warrant Agreement, dated as of November 30, 2009, by and between Charter Communications, Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.3 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

4.6
Lock-Up Agreement, dated as November 30, 2009, among Charter Communications, Inc, Paul G. Allen and Charter Investment, Inc. (incorporated by reference to Exhibit 10.6 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

5.1**	Legal Opinion of Kirkland & Ellis LLP.
10.1
Commitment Letter, dated February 11, 2009, by and among Charter Communications, Inc., CCH I LLC, CCH II LLC, Charter Communications Operating, LLC and certain members of the Crossover Committee (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Charter Communications, Inc. filed on February 13, 2009 (File No. 001-33664)).

10.2(a)	Restructuring Agreement, dated February 11, 2009, by and between Charter Communications, Inc. and certain members of the Crossover Committee (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on February 13, 2009 (File No. 001-33664)).
10.2(b)
Amendment to Restructuring Agreement, dated July 30, 2009, by and between Charter Communications, Inc. and certain members of the Crossover Committee (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 9, 2009 (File No. 001-33664)).

10.2(c)
Second Amendment to Restructuring Agreement, dated September 29, 2009, by and between Charter Communications, Inc. and certain members of the Crossover Committee (incorporated by reference to Exhibit 10.3 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 9, 2009 (File No. 001-33664)).

10.2(d)
Third Amendment to Restructuring Agreement, dated October 13, 2009, by and between Charter Communications, Inc. and certain members of the Crossover Committee (incorporated by reference to Exhibit 10.5 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 9, 2009 (File No. 001-33664)).

10.2(e)
Fourth Amendment to Restructuring Agreement, dated October 30, 2009, by and between Charter Communications, Inc. and certain members of the Crossover Committee (incorporated by reference to Exhibit 10.7 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 9, 2009 (File No. 001-33664)).

10.2(f)
Fifth Amendment to Restructuring Agreement, dated November 10, 2009, by and between Charter Communications, Inc. and certain members of the Crossover Committee (incorporated by reference to same numbered exhibit to the Registration Statement on Form S-1 of Charter Communications, Inc. filed on December 31, 2009 (SEC File No. 333-164105)).

10.2(g)
Sixth Amendment to Restructuring Agreement, dated November 25, 2009, by and between Charter Communications, Inc. and certain members of the Crossover Committee (incorporated by reference to same numbered exhibit to the Registration Statement on Form S-1 of Charter Communications, Inc. filed on December 31, 2009 (SEC File No. 333-164105)).

10.3(a)
Restructuring Agreement, dated as of February 11, 2009, by and among Paul G. Allen, Charter Investment, Inc. and Charter Communications, Inc. (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K of Charter Communications, Inc. filed on February 13, 2009 (File No. 001-33664)).

10.3(b)
Amendment to Restructuring Agreement, dated July 30, 2009, by and among Paul G. Allen, Charter Investment, Inc. and Charter Communications, Inc. (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 9, 2009 (File No. 001-33664)).

10.3(c)
Second Amendment to Restructuring Agreement, dated September 29, 2009, by and among Paul G. Allen, Charter Investment, Inc. and Charter Communications, Inc. (incorporated by reference to Exhibit 10.4 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 9, 2009 (File No. 001-33664)).

10.3(d)
Third Amendment to Restructuring Agreement, dated October 13, 2009, by and among Paul G. Allen, Charter Investment, Inc. and Charter Communications, Inc. (incorporated by reference to Exhibit 10.6 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 9, 2009 (File No. 001-33664)).

10.3(e)
Fourth Amendment to Restructuring Agreement, dated October 30, 2009, by and among Paul G. Allen, Charter Investment, Inc. and Charter Communications, Inc. (incorporated by reference to Exhibit 10.8 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on November 9, 2009 (File No. 001-33664)).

10.3(f)
Fifth Amendment to Restructuring Agreement, dated November 11, 2009, by and among Paul G. Allen, Charter Investment, Inc. and Charter Communications, Inc. (incorporated by reference to same numbered exhibit to the Registration Statement on Form S-1 of Charter Communications, Inc. filed on December 31, 2009 (SEC File No. 333-164105)).

10.3(g)
Sixth Amendment to Restructuring Agreement, dated November 25, 2009, by and among Paul G. Allen, Charter Investment, Inc. and Charter Communications, Inc. (incorporated by reference to same numbered exhibit to the Registration Statement on Form S-1 of Charter Communications, Inc. filed on December 31, 2009 (SEC File No. 333-164105)).

10.4	Indenture relating to the 8% senior second lien notes due 2012, dated as of April 27, 2004, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp.

and Wells Fargo Bank, N.A. as trustee (incorporated by reference to Exhibit 10.32 to Amendment No. 2 to the registration statement on Form S-4 of CCH II, LLC filed on May 5, 2004 (File No. 333-111423)).

10.5(a)
Indenture relating to the 10.875% senior second lien notes due 2014 dated as of March 19, 2008, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and Wilmington Trust Company, trustee (incorporated by reference to Exhibit 10.1 to the quarterly report filed on Form 10-Q of Charter Communications, Inc. filed on May 12, 2008 (File No. 000-027927)).

10.5(b)
Collateral Agreement, dated as of March 19, 2008 by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Holdings, LLC and certain of its subsidiaries in favor of Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to the quarterly report filed on Form 10-Q of Charter Communications, Inc. filed on May 12, 2008 (File No. 000-027927)).

10.6
Indenture relating to the 7.875% Senior Notes due 2018 and 8.125% Senior Notes due 2020, dated as of April 18, 2010, by and among CCO Holdings, LLC, CCO Holdings Capital Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.6 to the registration statement on Form S-1of Charter Communications, Inc. filed on June 30, 2010 (File No. 333-167877)).

10.7
Registration Rights Agreement, dated as of November 30, 2009, by and among Charter Communications, Inc. and certain investors listed therein (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

10.8
Exchange and Registration Rights Agreement, dated as of November 30, 2009, by and among CCH II, LLC, CCH II Capital Corp and certain investors listed therein (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

10.9
Exchange and Registration Rights Agreement related to the 7.875% Senior Notes due 2018 of CCO Holdings, LLC, CCO Holdings Capital Corp., dated as of April 28, 2010, by and among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 10.9 to the registration statement on Form S-1of Charter Communications, Inc. filed on June 30, 2010 (File No. 333-167877)).

10.10
Exchange and Registration Rights Agreement related to the 8.125% Senior Notes due 2020 of CCO Holdings, LLC, CCO Holdings Capital Corp., dated as April 28, 2010, by and among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 10.10 to the registration statement on Form S-1of Charter Communications, Inc. filed on June 30, 2010 (File No. 333-167877)).

10.11
Amended and Restated Limited Liability Company Agreement, dated as of November 30, 2009, among Charter Communications, Inc, Charter Investment, Inc. and Charter Communications Holding Company, LLC (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

10.12(a)
Amended and Restated Management Agreement, dated as of June 19, 2003, between Charter Communications Operating, LLC and Charter Communications, Inc. (incorporated by reference to Exhibit 10.4 to the quarterly report on Form 10-Q filed by Charter Communications, Inc. on August 5, 2003 (File No. 333-83887)).

10.12(b)
First Amendment to the Amended and Restated Management Agreement, dated as of July 20, 2010, between Charter Communications Operating, LLC and Charter Communications, Inc. (incorporated by reference to Exhibit 10.6 to the quarterly report on Form 10-Q filed by Charter Communications, Inc. on August 4, 2010 (File No. 001-33664)).

10.13(a)
Second Amended and Restated Mutual Services Agreement, dated as of June 19, 2003 between Charter Communications, Inc. and Charter Communications Holding Company, LLC (incorporated by reference to Exhibit 10.5(a) to the quarterly report on Form 10-Q filed by Charter Communications, Inc. on August 5, 2003 (File No. 000-27927)).

10.13(b)	First Amendment to the Second Amended and Restated Mutual Services Agreement, dated as of July 20, 2010, between Charter Communications, Inc. and Charter Communications Holding

Company, LLC (incorporated by reference to Exhibit 10.7 to the quarterly report on Form 10-Q filed by Charter Communications, Inc. on August 4, 2010 (File No. 001-33664)).
10.14
Amended and Restated Credit Agreement, dated as of March 31, 2010, among Charter Communications Operating, LLC, CCO Holdings, LLC, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on April 6, 2010 (File No. 001-33664)).

10.15
Amended and Restated Guarantee and Collateral Agreement made by CCO Holdings, LLC, Charter Communications Operating, LLC and certain of its subsidiaries in favor of Bank of America, N.A., as administrative agent, dated as of March 18, 1999, as amended and restated as of March 31, 2010 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K of Charter Communications, Inc. filed on April 6, 2010 (File No. 001-33664)).

10.16(a)
Credit Agreement, dated as of March 6, 2007, among CCO Holdings, LLC, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K of Charter Communications, Inc. filed on March 12, 2007 (File No. 000-27927)).

10.16(b)
Charter Communications, Inc.’s guarantee of obligations of CCO Holdings, LLC under the Credit Agreement dated as of March 6, 2007 among CCO Holdings, LLC, the lenders from time to time parties thereto, and Wells Fargo Bank, N.A. as successor Administrative Agent (incorporated by reference to Exhibit 10.5 to the quarterly report on Form 10-Q filed by Charter Communications, Inc. on August 4, 2010 (File No. 001-33664)).

10.17
Pledge Agreement made by CCO Holdings, LLC in favor of Bank of America, N.A., as Collateral Agent, dated as of March 6, 2007 (incorporated by reference to Exhibit 10.4 to the current report on Form 8-K of Charter Communications, Inc. filed on March 12, 2007 (File No. 000-27927)).

10.18+
Charter Communications, Inc. Amended and Restated 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Charter Communications, Inc. filed on December 21, 2009 (File No. 001-33664)).

10.19+
Summary of Charter Communications, Inc. 2010 Executive Bonus Plan (incorporated by reference to Exhibit 10.6 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on May 6, 2010 (File No. 001-33664)).

10.20+
Amended and Restated Employment Agreement between Michael J. Lovett and Charter Communications, Inc., dated effective as of February 1, 2010 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on April 13, 2010 (File No. 001-33664)).

10.21(a)+
Amended and Restated Employment Agreement between Eloise E. Schmitz and Charter Communications, Inc., dated as of July 1, 2008 (incorporated by reference to Exhibit 10.4 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on August 5, 2008 (File No. 000-27927)).

10.21(b)+
Amendment to Amended and Restated Employment Agreement of Eloise Schmitz, dated November 30, 2009 (incorporated by reference to Exhibit 10.8 to the current report on Form 8-K of Charter Communications, Inc. filed on December 4, 2009 (File No. 001-33664)).

10.21(c)+
Separation Agreement and Mutual Release between Eloise Schmitz and Charter Communications, Inc.  dated July 31, 2010 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on August 6, 2010 (File No. 001-33664)).

10.22(a)+
Amended and Restated Employment Agreement between Marwan Fawaz and Charter Communications, Inc. dated February 23, 2010 (incorporated by reference to Exhibit 10.24 of the annual report on Form 10-K of CCO Holdings, LLC and CCO Capital Corp. filed on March 30, 2010 (File No. 001-33664)).

10.22(b)+
Amendment No. 1 to the Amended and Restated Employment Agreement between Marwan Fawaz and Charter Communications, Inc. dated May 3, 2010 (incorporated by reference to Exhibit 10.5(b) to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on May 6, 2010 (File No. 001-33664)).

10.23+
Charter Communications, Inc. Value Creation Plan adopted on March 12, 2009 (incorporated by reference to Exhibit 10.1 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on May 7, 2009 (File No. 001-33664)).

10.24	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on February 12, 2010 (File No. 001-33664)).
10.25+
Employment Agreement between Gregory Doody and Charter Communications, Inc. dated as of July 28, 2010 (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed by Charter Communications, Inc. on August 2, 2010 (File No. 001-33664)).

10.26+
Amended and Restated Employment Agreement between Kevin D. Howard and Charter Communications, Inc. dated as of March 1, 2010 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed by Charter Communications, Inc. on August 2, 2010 (File No. 001-33664)).

12.1
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the quarterly report on Form 10-Q of Charter Communications, Inc. filed on August 4, 2010) (File No. 001-33664)).

21.1
Subsidiaries of Charter Communications, Inc. (incorporated by reference to Exhibit 21.1 to the annual report on Form 10-K of Charter Communications, Inc. filed on February 26, 2010 (File No. 001-33664)).

23.1*	Consent of KPMG LLP
23.2**	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).
24.1***	Power of Attorney

_____________________

*	Document attached.
**	Previously filed.
***	Previously filed except for the Power of Attorney for Mr. Craig A. Jacobson (included immediately following the signature page herein).
+	Management compensatory plan or arrangement.